===============================================================================


                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                    ----------------------------------


                                 FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  MAY 13, 1997



                       MERCANTILE BANCORPORATION INC.
          (Exact name of registrant as specified in its charter)


       MISSOURI                    1-11792                 43-0951744
   (State or other            (Commission File          (I.R.S. Employer
   jurisdiction of                 Number)               Identification
    organization)                                            Number)


                  P.O. BOX 524
               ST. LOUIS, MISSOURI                   63166-0524
    (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code:  (314) 425-2525




===============================================================================

ITEM 5.      OTHER EVENTS

             Effective April 25, 1997, Mercantile Bancorporation Inc. ("Corporation") acquired Mark Twain Bancshares, Inc. ("Mark Twain") in a transaction accounted for as a pooling-of-interests. Audited Supplemental Consolidated Financial Statements restating the Corporation's historical consolidated financial statements as of and for the years ended December 31, 1996, 1995 and 1994 to reflect the Mark Twain transaction are included herein. In addition, Unaudited Interim Consolidated Financial Statements restating the Corporation's historical consolidated financial statements as of and for the three-month periods ended March 31, 1997 and 1996 to reflect the Mark Twain transaction are included herein.

                                                             [ MERCANTILE LOGO ]

                                  MERCANTILE
                             BANCORPORATION  INC.

                                 SUPPLEMENTAL
                                 CONSOLIDATED
                             FINANCIAL  STATEMENTS

                     DECEMBER  31,  1996,  1995  AND  1994

                        MERCANTILE BANCORPORATION INC.
                SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994

Effective April 25, 1997, Mercantile Bancorporation Inc. ("Corporation") acquired Mark Twain Bancshares, Inc. in a transaction accounted for as a pooling-of-interests. The following Supplemental Consolidated Financial Statements restate the Corporation's historical consolidated financial statements as of and for the years ended December 31, 1996, 1995 and 1994 to reflect this transaction.

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
                 SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME

                   (Thousands except per common share data)

                                                                                                 YEAR ENDED DECEMBER 31
                                                                                          1996            1995            1994
                                                                                       ----------      ----------      ----------
INTEREST INCOME
  Interest and fees on loans and leases                                                $1,229,656      $1,201,046      $  999,069
  Investments in debt and equity securities
    Trading                                                                                 3,597           3,434           4,724
    Taxable                                                                               280,174         264,857         264,649
    Tax-exempt                                                                             22,571          25,141          26,537
                                                                                       ----------      ----------      ----------
      Total                                                                               306,342         293,432         295,910
  Due from banks--interest bearing                                                          4,107           2,487           2,862
  Federal funds sold and repurchase agreements                                             12,758          19,191          14,087
                                                                                       ----------      ----------      ----------
      Total Interest Income                                                             1,552,863       1,516,156       1,311,928

INTEREST EXPENSE
  Interest bearing deposits                                                               593,488         567,781         431,112
  Foreign deposits                                                                         10,501          13,088           5,398
  Short-term borrowings                                                                    81,399          94,457          57,630
  Bank notes                                                                               15,333          13,674             780
  Long-term debt                                                                           24,189          26,466          26,622
                                                                                       ----------      ----------      ----------
      Total Interest Expense                                                              724,910         715,466         521,542
                                                                                       ----------      ----------      ----------
      NET INTEREST INCOME                                                                 827,953         800,690         790,386
PROVISION FOR POSSIBLE LOAN LOSSES<F1>                                                     73,015          41,533          48,791
                                                                                       ----------      ----------      ----------
      NET INTEREST INCOME AFTER PROVISION
        FOR POSSIBLE LOAN LOSSES                                                          754,938         759,157         741,595

OTHER INCOME
  Trust                                                                                    86,616          77,115          71,972
  Service charges                                                                          88,916          82,459          80,057
  Credit card fees                                                                         27,962          20,366          27,352
  Securitization revenue                                                                   16,008          23,005              --
  Mortgage banking                                                                         10,707          11,063          12,188
  Investment banking and brokerage                                                         32,244          28,445          29,225
  Securities gains (losses)<F1>                                                               (83)          4,338           2,888
  Other                                                                                    75,110          64,858          48,686
                                                                                       ----------      ----------      ----------
      Total Other Income                                                                  337,480         311,649         272,368

OTHER EXPENSE
  Salaries                                                                                296,712         282,433         274,492
  Employee benefits                                                                        69,017          63,723          61,934
  Net occupancy                                                                            49,428          47,383          45,960
  Equipment                                                                                54,287          48,513          45,795
  Intangible asset amortization                                                            12,026          10,194          12,150
  Other<F1>                                                                               237,198         188,273         204,680
                                                                                       ----------      ----------      ----------
      Total Other Expense                                                                 718,668         640,519         645,011
                                                                                       ----------      ----------      ----------
      INCOME BEFORE INCOME TAXES                                                          373,750         430,287         368,952
INCOME TAXES<F1>                                                                          128,535         149,898         135,896
                                                                                       ----------      ----------      ----------
      NET INCOME                                                                       $  245,215      $  280,389      $  233,056
                                                                                       ==========      ==========      ==========
PER COMMON SHARE DATA
  Average shares outstanding                                                           77,292,207      77,169,918      74,882,481
  Net income<F2>                                                                            $3.17           $3.62           $3.10
  Dividends declared                                                                         1.64            1.32            1.12

<F1> Includes the following acquisition charges and special SAIF assessment:
        Provision for possible loan losses                                                $13,666             $--         $ 7,775
        Other income (securities losses)                                                   (3,114)             --              --
        Other expense                                                                      63,456              --          12,664
        Income tax benefit                                                                (23,697)             --          (3,739)
                                                                                        ----------           -----      ----------
            Impact on Net Income                                                         $(56,539)            $--        $(16,700)
                                                                                        ==========           =====      ==========

<F2> Earnings per common share is calculated by dividing net income, less dividends on preferred stock, by weighted average common shares outstanding.

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEET

                                  (Thousands)

                                                                                                       DECEMBER 31
                                                                                         1996             1995             1994
                                                                                      -----------      -----------      -----------
ASSETS
  Cash and due from banks                                                             $ 1,296,053      $ 1,268,295      $ 1,003,933
  Due from banks--interest bearing                                                         96,453           51,056           29,420
  Federal funds sold and repurchase agreements                                            265,498          278,998          215,181
  Investments in debt and equity securities
    Trading                                                                                31,272           67,256           47,208
    Available-for-sale (Amortized cost of $4,139,525, $4,611,711 and
      $965,006, respectively)                                                           4,149,674        4,652,887          929,100
    Held-to-maturity (Estimated fair value of $567,152, $245,355 and
      $3,791,375, respectively)                                                           565,045          244,094        3,919,177
                                                                                      -----------      -----------      -----------
      Total Investments in Debt and Equity Securities                                   4,745,991        4,964,237        4,895,485
  Loans held-for-sale                                                                      66,373           94,877           21,383
  Loans and leases, net of unearned income                                             14,886,257       13,607,949       12,742,878
                                                                                      -----------      -----------      -----------
      Total Loans and Leases                                                           14,952,630       13,702,826       12,764,261
  Reserve for possible loan losses                                                       (230,372)        (232,288)        (244,743)
                                                                                      -----------      -----------      -----------
      Net Loans and Leases                                                             14,722,258       13,470,538       12,519,518
  Bank premises and equipment                                                             367,311          329,834          312,475
  Due from customers on acceptances                                                         5,019            2,893            6,766
  Intangible assets                                                                       186,181          117,110          104,466
  Other assets                                                                            345,615          400,438          309,932
                                                                                      -----------      -----------      -----------
      Total Assets                                                                    $22,030,379      $20,883,399      $19,397,176
                                                                                      ===========      ===========      ===========
LIABILITIES
  Deposits
    Non-interest bearing                                                              $ 3,003,972      $ 2,594,734      $ 2,442,126
    Interest bearing                                                                   14,080,592       13,367,748       12,475,686
    Foreign                                                                               251,887          209,170          219,135
                                                                                      -----------      -----------      -----------
      Total Deposits                                                                   17,336,451       16,171,652       15,136,947
  Federal funds purchased and repurchase agreements                                     1,781,011        1,716,909        1,612,330
  Other short-term borrowings                                                             206,253          212,558          373,869
  Bank notes                                                                              175,000          250,000          100,000
  Long-term debt                                                                          304,831          344,097          350,589
  Bank acceptances outstanding                                                              5,019            2,893            6,766
  Other liabilities                                                                       276,163          269,797          173,936
                                                                                      -----------      -----------      -----------
      Total Liabilities                                                                20,084,728       18,967,906       17,754,437

Commitments and contingent liabilities                                                         --               --               --

SHAREHOLDERS' EQUITY
                                                1996        1995        1994
                                               -------     -------     -------
  Preferred stock--
    no par value
    Shares authorized                            5,000       5,000       5,000
    Shares issued and outstanding                   --          15          15                 --           12,153           12,153
  Common stock--
    $5.00 par value
    Shares authorized                          100,000     100,000     100,000
    Shares issued                               79,214      79,257      75,187            396,072          396,287          375,935
  Capital surplus                                                                         232,991          286,427          234,049
  Retained earnings                                                                     1,392,218        1,255,848        1,053,628
  Valuation on available-
    for-sale securities                                                                     8,571           25,335          (30,072)
  Treasury stock, at cost                        1,728       1,380          94            (84,201)         (60,557)          (2,954)
                                                                                      -----------      -----------      -----------
      Total Shareholders' Equity                                                        1,945,651        1,915,493        1,642,739
                                                                                      -----------      -----------      -----------
      Total Liabilities and Shareholders'
        Equity                                                                        $22,030,379      $20,883,399      $19,397,176
                                                                                      ===========      ===========      ===========

 The accompanying notes to supplemental consolidated financial statements are an integral part of these statements.

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
       SUPPLEMENTAL CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                               ($ in Thousands)

                                                     COMMON STOCK
                                                 ---------------------                                                   TOTAL
                                                 OUTSTANDING            PREFERRED   CAPITAL     RETAINED    TREASURY  SHAREHOLDERS'
                                                   SHARES     DOLLARS     STOCK     SURPLUS    EARNINGS<F*>  STOCK       EQUITY
                                                 ----------   --------  --------   --------   ----------   --------   ------------
BALANCE AT DECEMBER 31, 1993                     74,448,501   $372,243  $ 12,153   $225,721   $  900,098   $     --     $1,510,215
Net income                                                                                       233,056                   233,056
Common dividends declared:
  Mercantile Bancorporation Inc.--$1.12 per
    share                                                                                        (48,329)                  (48,329)
  Pooled companies prior to acquisition                                                          (25,229)                  (25,229)
Preferred dividends declared                                                                      (1,219)                   (1,219)
Issuance of common stock for:
  Employee incentive plans                          308,112      1,541                1,683                                  3,224
  Convertible notes                                 284,413      1,422                4,999                                  6,421
Net fair value adjustment on
  available-for-sale securities                                                                  (34,927)                  (34,927)
Purchase of treasury stock                          (93,500)                                                 (2,954)        (2,954)
Pre-merger transactions of pooled companies
  and other                                         145,726        729                1,646          106                     2,481
                                                 ----------   --------  --------    --------   ----------   --------    -----------
BALANCE AT DECEMBER 31, 1994                     75,093,252    375,935    12,153    234,049    1,023,556     (2,954)     1,642,739
Net income                                                                                       280,389                   280,389
Common dividends declared:
  Mercantile Bancorporation Inc.--$1.32 per
    share                                                                                        (68,542)                  (68,542)
  Pooled companies prior to acquisition                                                          (32,235)                  (32,235)
Preferred dividends declared                                                                      (1,020)                   (1,020)
Issuance of common stock in acquisitions of:
  Southwest Bancshares, Inc.                        674,975      3,375                  625        9,797                    13,797
  AmeriFirst Bancorporation, Inc.                   661,356      3,307                5,367        3,781                    12,455
  Plains Spirit Financial Corporation             1,301,180      2,639               22,930                  27,701         53,270
  Wedge Bank                                        969,954      4,850                1,649        7,314                    13,813
Issuance of common stock for:
  Employee incentive plans                          664,748      3,300               10,932                     170         14,402
  Convertible notes                                 442,904      2,214                8,242                                 10,456
Net fair value adjustment on
  available-for-sale securities                                                                   58,143                    58,143
Purchase of treasury stock                       (2,064,600)                                                (85,474)       (85,474)
Pre-merger transactions of pooled companies
  and other                                         133,316        667                2,633                                  3,300
                                                 ----------   --------  --------   --------   ----------   --------     ----------
BALANCE AT DECEMBER 31, 1995                     77,877,085    396,287    12,153    286,427    1,281,183    (60,557)     1,915,493
NET INCOME                                                                                       245,215                   245,215
COMMON DIVIDENDS DECLARED:
  MERCANTILE BANCORPORATION INC.--$1.64 PER
    SHARE                                                                                       (101,499)                 (101,499)
  POOLED COMPANIES PRIOR TO ACQUISITION                                                          (20,099)                  (20,099)
PREFERRED DIVIDENDS DECLARED                                                                        (408)                     (408)
REDEMPTION OF PREFERRED STOCK                                            (12,153)                   (531)                  (12,684)
ISSUANCE OF COMMON STOCK IN ACQUISITIONS OF:
  TODAY'S BANCORP, INC.                           1,127,058                          (2,195)                 52,321         50,126
  FIRST FINANCIAL CORPORATION OF AMERICA            258,742                          (1,226)                 12,954         11,728
  PEOPLES STATE BANK                                325,837                             849                  14,791         15,640
  METRO SAVINGS BANK, F.S.B.                        197,902                              57           14      8,983          9,054
  SECURITY BANK OF CONWAY, F.S.B.                   321,964                              75                  14,614         14,689
  FIRST STERLING BANCORP, INC.                      521,417      2,607                1,876       13,772                    18,255
ISSUANCE OF COMMON STOCK FOR:
  EMPLOYEE INCENTIVE PLANS                          274,517      1,091               (3,771)                  2,397           (283)
  CONVERTIBLE NOTES                                 292,001      1,460                3,411                                  4,871
NET FAIR VALUE ADJUSTMENT ON
  AVAILABLE-FOR-SALE SECURITIES                                                                  (17,217)                  (17,217)
PURCHASE OF TREASURY STOCK                       (3,926,951)                                               (186,811)      (186,811)
REISSUANCE AND RETIREMENT OF TREASURY STOCK                     (6,458)             (50,708)                 57,166             --
PRE-MERGER TRANSACTIONS OF POOLED COMPANIES
  AND OTHER                                         216,897      1,085               (1,804)         359        (59)          (419)
                                                 ----------   --------  --------   --------   ----------   --------     ----------
BALANCE AT DECEMBER 31, 1996                     77,486,469   $396,072  $     --   $232,991   $1,400,789   $(84,201)    $1,945,651
                                                 ==========   ========  ========   ========   ==========   ========     ==========

<F*> Includes valuation on available-for-sale securities.

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENT OF CASH FLOWS

                               ($ in Thousands)

                                                                          YEAR ENDED DECEMBER 31
                                                                   1996            1995            1994
                                                                ----------      ----------      ----------
OPERATING ACTIVITIES
  Net income                                                    $  245,215      $  280,389      $  233,056
  Adjustments to reconcile net income to net cash provided
    by operating activities
      Provision for possible loan losses                            73,015          41,533          48,791
      Depreciation and amortization                                 45,579          43,238          39,645
      Provision for deferred income tax credits                    (23,948)        (14,571)        (11,274)
      Net change in loans held-for-sale                             28,504         (73,494)        232,389
      Net change in accrued interest receivable                     11,285          (9,687)        (18,381)
      Net change in accrued interest payable                       (12,941)         30,273           8,203
      Other, net                                                   120,776          (8,870)          1,311
                                                                ----------      ----------      ----------
        Net Cash Provided by Operating Activities                  487,485         288,811         533,740

INVESTING ACTIVITIES
  Investments in debt and equity securities, other than
    trading securities
      Purchases                                                 (1,651,663)     (1,323,080)     (1,780,650)
      Proceeds from maturities                                   1,786,199       1,384,546       1,614,900
      Proceeds from sales of:
        Held-to-maturity securities                                     --              --           1,985
        Available-for-sale securities                              305,961         237,086         430,166
  Net change in loans and leases                                  (786,454)     (1,014,059)     (1,662,343)
  Purchases of loans and leases                                   (141,600)       (128,361)        (78,730)
  Proceeds from sales of loans and leases                          255,043         759,626         302,580
  Purchases of premises and equipment                              (67,837)        (62,828)        (50,310)
  Proceeds from sales of premises and equipment                      4,928           8,279           5,908
  Proceeds from sales of foreclosed property                        31,212          25,656          48,955
  Cash and cash equivalents from acquisitions, net of cash
    paid                                                            57,152          47,126          48,196
  Other, net                                                         7,013           8,637          36,605
                                                                ----------      ----------      ----------
        Net Cash Used by Investing Activities                     (200,046)        (57,372)     (1,082,738)

FINANCING ACTIVITIES
  Net change in time certificates of deposit under $100,000       (395,839)        269,543         (23,491)
  Net change in time certificates of deposit $100,000 and
    over                                                            (5,620)        204,535          22,344
  Net change in other time deposits                                192,526             446         (10,745)
  Net change in foreign deposits                                    42,717          (9,965)        193,050
  Net change in other deposits                                     371,640        (141,670)       (533,653)
  Net change in short-term borrowings                                2,702        (154,084)        621,831
  Issuance of bank notes                                            25,000         150,000         100,000
  Principal payments on bank notes                                (100,000)             --              --
  Issuance of long-term debt                                         2,607          14,676          82,151
  Principal payments on long-term debt                             (37,413)        (31,320)        (64,492)
  Cash dividends paid                                             (122,006)       (101,797)        (74,234)
  Net proceeds from issuance of common stock from
    employee incentive plans and pre-merger transactions of
    pooled companies                                               (18,554)           (525)          2,729
  Purchase of treasury stock                                      (175,036)        (85,474)         (2,954)
  Redemption of preferred stock                                    (12,684)             --              --
  Other, net                                                         2,176           4,011          (3,306)
                                                                ----------      ----------      ----------

        Net Cash Provided (Used) by Financing Activities          (227,784)        118,376         309,230
                                                                ----------      ----------      ----------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                    59,655         349,815        (239,768)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                   1,598,349       1,248,534       1,488,302
                                                                ----------      ----------      ----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                        $1,658,004      $1,598,349      $1,248,534
                                                                ==========      ==========      ==========

  The accompanying notes to supplemental consolidated financial statements are an integral part of these statements.

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

NOTE A

ACCOUNTING POLICIES

  Mercantile Bancorporation Inc. ("Corporation" or "Mercantile") and its subsidiaries follow generally accepted accounting principles and reporting practices applicable to the banking industry. The significant accounting policies are summarized below.

Basis of Presentation:

  Consolidation: The Supplemental Consolidated Financial Statements include the accounts of Mercantile Bancorporation Inc. and its subsidiaries. Material intercompany transactions are eliminated.

  Restatement: Effective April 25, 1997, the Corporation acquired Mark Twain Bancshares, Inc. ("Mark Twain"), in a transaction accounted for as a pooling-of-interests.

  The Supplemental Consolidated Financial Statements give retroactive effect to the transaction and, as a result, the Supplemental Consolidated Statement of Income, Balance Sheet and Statement of Cash Flows are presented as if the combining companies had been consolidated for all periods presented. (As required by generally accepted accounting principles, the Supplemental Consolidated Financial Statements become the historical consolidated financial statements upon issuance of the financial statements for the period that includes the date of the transaction.) The Supplemental Consolidated Statement of Changes in Shareholders' Equity reflects the accounts of Mercantile Bancorporation Inc. as if the common stock issued in the Mark Twain acquisition had been outstanding during all periods presented. The Supplemental Consolidated Financial Statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of the Corporation included in its 1996 Annual Report on Form 10-K.

  Reclassification: Certain reclassifications have been made to the 1995 and 1994 historical financial statements to conform with the 1996 presentation.

New Accounting Standards:

  Financial Accounting Standard ("FAS") 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," effective for fiscal years ending after December 15, 1995, provides separate guidelines for establishing carrying values of long-lived assets and certain identifiable intangible assets based on intent to either hold and use an asset or dispose of an asset. The adoption of FAS 121 had no material effect on Mercantile's financial condition or results of operations.

  FAS 123, "Accounting for Stock Based Compensation," encourages an optional accounting method for stock based compensation based on the estimated fair value of employee stock options. The Corporation continues to use the current accounting methodology for stock based compensation plans. The Corporation has complied with the expanded footnote disclosures as set forth in FAS 123 which is included in Note M to the Supplemental Consolidated Financial Statements.

  The FASB issued Statement 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which requires an entity to recognize the financial and servicing assets it controls and the liabilities it has incurred and to derecognize financial assets when control has been surrendered in accordance with the criteria provided in the Statement. The Corporation has applied the new rules prospectively to transactions beginning in the first quarter of 1997.

  FAS 128, "Earnings per Share," was issued in February 1997. This statement is effective in the fourth quarter of 1997 and requires additional reporting of earnings per share which gives effect to dilutive common shares such as stock options or convertible notes. The Corporation does not anticipate a significant impact when reporting diluted earnings per share.

Use of Estimates:

  Management of the Corporation has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare the Supplemental Consolidated Financial Statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

Earnings per Common Share:

  Earnings per common share data is calculated by dividing net income, after deducting dividends on preferred stock, by the weighted average number of common shares outstanding during the period.

Investments in Debt and Equity Securities:

  Trading securities, which include any security held primarily for near-term sale, are valued at fair value. Gains and losses on trading securities, both realized and unrealized, are recorded in investment banking and brokerage income.

  Available-for-sale securities, which include any security for which the Corporation has no immediate plan to sell but which may be sold in the future, are valued at fair value. Realized gains and losses, based on the amortized cost of the specific security, are included in other income as securities gains (losses). Unrealized gains and losses are recorded, net of related income tax effects, in retained earnings.

  Held-to-maturity securities, which include any security for which the Corporation has the positive intent and ability to hold until maturity, are valued at historical cost adjusted for amortization of premiums and accretion of discounts computed by the level-yield method. Realized gains and losses, based on the amortized cost of the specific security, are included in other income as securities gains (losses).

Loans Held-for-Sale:

  In its lending activities, the Corporation originates residential and student loans with the intent to be sold in the secondary market. Loans held-for-sale are carried at the lower of cost or fair value, which is determined on an aggregate basis. Gains or losses on the sale of loans held-for-sale are determined on a specific identification method.

Loans and Leases:

  Interest income on loans is generally accrued on a simple interest basis. Loan fees and direct costs of loan originations are deferred and amortized over the life of the loans under methods approximating the interest method.

  The finance method is used to account for direct and leveraged equipment lease contracts. Income is recorded over the lease periods in proportion to the unrecovered investment in the leases after consideration of investment tax credits and other related income tax effects.

  When, in management's opinion, the collection of interest on a loan (exclusive of certain consumer and credit card loans) is unlikely, or when either principal or interest is past due over 90 days, that loan is generally placed on non-accrual status. When a loan is placed on non-accrual status, accrued interest for the current year is reversed and charged against current earnings, and accrued interest from prior years is charged against the reserve for possible loan losses. Interest payments received on non-accrual loans are applied to principal if there is doubt as to the collectibility of such principal; otherwise, these receipts are recorded as interest income. A loan remains on non-accrual status until the loan is current as to payment of both principal and interest, and/or the borrower demonstrates the ability to pay and remain current.

  All non-accrual and renegotiated commercial-related loans are considered impaired. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate.

  Mortgage servicing rights associated with loans originated and sold, where servicing is retained, are capitalized and amortized using the level-yield method over the estimated lives of the loans. The carrying value of such rights is subject to periodic adjustment based upon changing market conditions.

Reserve for Possible Loan Losses:

  The reserve for possible loan losses is increased by provisions charged to expense and reduced by loans charged off, net of recoveries. The reserve is maintained at a level considered adequate to provide for potential loan losses based on management's evaluation of current economic conditions, changes in the character and size of the portfolio, past experience, expected future losses and other pertinent factors. Mercantile charges off credit card loans after six cycles of nonpayment, or within 15 days of receipt of personal bankruptcy notice, if earlier.

Foreclosed Assets:

  Foreclosed assets include real estate and other assets acquired through foreclosure or other proceedings, and are included in other assets in the Supplemental Consolidated Balance Sheet.

  Foreclosed assets are valued at the lower of cost or fair value less estimated costs to sell. Losses arising at the time of transfer from loans are charged to the reserve for possible loan losses. Subsequent reductions in valuation based upon periodic appraisals are charged against current earnings.

Bank Premises and Equipment:

  Bank premises and equipment are stated at cost less accumulated depreciation. Provisions for depreciation are computed principally by the straight-line method and are based on estimated useful lives of the assets. The carrying values of assets sold or retired and the related accumulated depreciation are eliminated from the accounts, and the resulting gains or losses are reflected in income.

  Expenditures for maintenance and repairs are charged to expense, while expenditures for major renewals are capitalized.

Intangible Assets:

  Intangible assets consist primarily of goodwill and core deposit premium. Goodwill, the excess of cost over the net assets acquired in business combinations accounted for as purchases, is amortized using the straight-line method over the estimated period to be benefited, most recently 15 years, but not exceeding 40 years.

  Core deposit premium represents the premiums paid, net of any rebate on assets acquired, plus the insurance funds' entrance and exit fees, for deposits acquired from failed thrift institutions in Resolution Trust Corporation-assisted transactions. This intangible asset is amortized, on an accelerated basis, over the estimated life of the core deposit base acquired, but not exceeding 10 years.

Income Taxes:

  Deferred income taxes, computed using the liability method, are provided on temporary differences between the financial reporting basis and the tax basis of the assets and liabilities of the Corporation.

Treasury Stock:

  The purchase of the Corporation's common stock is recorded at cost. Upon subsequent reissuance, the treasury stock account is reduced by the average cost basis of such stock.

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)

Cash Equivalents:

  Cash and due from banks, due from banks--interest bearing, and federal funds sold and repurchase agreements are considered cash equivalents for purposes of the Supplemental Consolidated Statement of Cash Flows.

Financial Instruments:

  Financial instruments include cash, evidence of an ownership interest in an entity or a contract that both (a) imposes on the Corporation a contractual obligation, (1) to deliver a financial instrument to another party, or (2) to exchange other financial instruments on potentially unfavorable terms with another party; and (b) conveys to another party a contractual right, (1) to receive a financial instrument from the Corporation, or (2) to exchange other financial instruments on potentially favorable terms with the Corporation.

NOTE B

SUBSIDIARIES

  As described in Note A, effective April 25, 1997, the Corporation acquired Mark Twain, a $3.2 billion-asset bank holding company headquartered in St. Louis, Missouri. The consideration for this acquisition was 16,059,142 shares of Mercantile common stock. The Mark Twain acquisition was accounted for as a pooling-of-interests. Net income and net income per common share for the Corporation and Mark Twain prior to this restatement was as follows:

------------------------------------------------------------------------

                                            YEAR ENDED DECEMBER 31
                                        1996         1995         1994
                                      ($ in thousands except per common
                                                 share data)
Corporation
  Net income                          $191,947     $232,676     $192,074
  Net income per common share            $3.10         3.74         3.19
Mark Twain
  Net income                            53,268       47,713       40,982
  Primary earnings per share              3.23         2.93         2.54

------------------------------------------------------------------------

  The Corporation expects to record a one-time pre-tax expense approximating $40,000,000 to $50,000,000 in the second quarter of 1997 related to the merger with Mark Twain. These charges include accruals to substantially conform the accounting policies of Mark Twain as well as to account for one-time expenses associated with the transaction.

  Mark Twain completed two mergers in 1996. On December 27, 1996, Mark Twain acquired First City Bancshares, Incorporated of Springfield, Missouri, for an equivalent of 231,961 shares of Mercantile common stock. The acquisition of First City Bancshares, Incorporated was accounted for as a purchase. Mark Twain acquired Northland Bancshares, Inc., owner of the First National Bank of Platte County in the Kansas City, Missouri metropolitan area, on September 10, 1996. The acquisition of Northland Bancshares, Inc. was accounted for as a pooling-of-interests. However, Mark Twain did not restate prior period financial statements due to the immateriality of the financial condition and results of operations of Northland Bancshares, Inc. to that of Mark Twain. An equivalent of 345,541 shares of Mercantile common stock was issued in the acquisition.

------------------------------------------------------------------------------------------------------------------------------------
  Listed below are the acquisitions completed by Mercantile during the years ended December 31, 1996, 1995 and 1994:

                               ($ in Thousands)

                                                                       ORIGINAL              CONSIDERATION
                                                                      INTANGIBLE        ------------------------      ACCOUNTING
                                        DATE            ASSETS          ASSET            CASH           SHARES          METHOD
                                   --------------     ----------      ----------        -------        ---------      ----------
ACQUISITIONS COMPLETED
Today's Bancorp, Inc.              Nov. 7, 1996       $  501,418       $ 46,854         $34,912        1,127,058       Purchase
First Financial Corporation of
  America                          Nov. 1, 1996           87,649          5,137           3,253          258,742       Purchase
Peoples State Bank                 Aug. 22, 1996          95,657          7,552              --          325,837       Purchase
Metro Savings Bank, F.S.B.         Mar. 7, 1996           80,857          3,016               5          197,902       Purchase
Security Bank of Conway,
  F.S.B.                           Feb. 9, 1996          102,502          6,000               1          321,964       Purchase
Hawkeye Bancorporation
  ("Hawkeye")                      Jan. 2, 1996        1,978,540            N/A              80        7,892,196       Pooling
First Sterling Bancorp, Inc.       Jan. 2, 1996          167,610            N/A               1          521,417       Pooling<F1>
Southwest Bancshares, Inc.         Aug. 1, 1995          187,701            N/A               1          674,975       Pooling<F1>
AmeriFirst Bancorporation,
  Inc.                             Aug. 1, 1995          155,521            N/A               1          661,356       Pooling<F1>
Plains Spirit Financial
  Corporation                      July 7, 1995          400,754         17,820           6,697        1,301,180       Purchase
TCBankshares, Inc. ("TCB")         May 1, 1995         1,422,798            N/A              --        4,749,999<F2>   Pooling
Central Mortgage Bancshares,
  Inc. ("Central")                 May 1, 1995           654,584            N/A               8        2,537,723       Pooling
UNSL Financial Corp ("UNSL")       Jan. 3, 1995          508,346            N/A              11        1,578,107       Pooling
Wedge Bank                         Jan. 3, 1995          195,716            N/A               1          969,954       Pooling<F1>
United Postal Bancorp, Inc.        Feb. 1, 1994        1,260,765            N/A              39        5,631,953       Pooling
Metro Bancorporation               Jan. 3, 1994          370,175            N/A               6        1,638,278       Pooling


<F1> The historical financial statements of the Corporation were not restated for the acquisition due to the immateriality of the acquiree's financial condition and results of operations to that of Mercantile.

<F2> In addition to Mercantile common stock issued, the Corporation assumed, through an exchange, the outstanding, non-convertible preferred stock of TCB. The preferred stock was redeemed in the first quarter of 1996.
------------------------------------------------------------------------------------------------------------------------------------

  During the first and fourth quarters of 1996, certain adjustments were recorded by the Corporation to conform accounting and credit policies regarding loan, other real estate and other asset valuations of recently acquired companies to those of the Corporation. These adjustments consisted of a $13,666,000 increase in provision for loan losses, $3,114,000 in losses on securities sold in portfolio restructurings, a $51,071,000 charge to other expense and a related tax benefit of $19,362,000, resulting in an after-tax reduction to net income of $48,489,000.

  During the fourth quarter of 1994, certain adjustments were recorded by UNSL, Central and TCB to conform their accounting and credit policies regarding loan, other real estate and other asset valuations to those of the Corporation. These adjustments consisted of an increase in the provision of $7,775,000, an increase in other expense of $12,664,000 and a related tax benefit of $3,739,000, for a total of $16,700,000 on an after-tax basis.

  For all acquisitions accounted for as purchases, the unamortized excess of cost over the fair value of assets acquired was $157,788,000, $95,631,000 and $82,770,000 at December 31, 1996, 1995 and 1994, respectively.

  The Hawkeye, Central, TCB, and UNSL acquisitions were accounted for as poolings-of-interests. Net income and net income per common share for the Corporation, Central, TCB, UNSL and Hawkeye prior to restatement was as follows:

-----------------------------------------------------------------------------

                                                  YEAR ENDED DECEMBER 31
                                                  1995              1994
                                                        (Thousands
                                                        except per
                                                    common share data)
Corporation prior to restatement
  Net income                                    $216,835          $161,029
  Net income per common share                       4.00              3.74
Central
  Net income                                                         2,851
  Net income per common share                                          .69
TCB
  Net income                                                         8,729
  Net income per common share                                     3,616.30
UNSL
  Net loss                                                          (4,280)
  Net loss per common share                                          (2.71)
Hawkeye
  Net income                                      15,841            23,745
  Net income per common share                       1.18              1.78

-----------------------------------------------------------------------------

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)

Other Pending Acquisitions at December 31, 1996:

  On December 22, 1996, Mercantile and Roosevelt Financial Group, Inc. ("Roosevelt") signed a definitive merger agreement. Roosevelt is a $7.5 billion-asset thrift holding company headquartered in St. Louis, Missouri. The Roosevelt acquisition is expected to be consummated in the second half of 1997, and will be accounted for as a purchase. A pre-tax charge of $38,000,000 to $45,000,000 is estimated relative to the Roosevelt transaction. This charge includes accruals to substantially conform the accounting and credit policies of Roosevelt as well as to account for one-time expenses associated with the transaction. The ultimate amount of one-time expenses may vary significantly from those included in the estimate above due to the substantial market overlaps and the associated final decisions affecting branch closings and severance.

  Unaudited pro forma combined consolidated financial data including the Corporation and Roosevelt for 1996 and 1995 is listed below. The unaudited pro forma combined consolidated financial data provided includes the impact of goodwill amortization and the reduction in net interest income due to: 1) interest lost on cash paid for share repurchases or paid directly to Roosevelt shareholders as purchase consideration; and 2) interest on debt which may be issued to finance the Roosevelt acquisition. There is no estimate of potential cost savings included in the following table.

-----------------------------------------------------------------------------------

                                                        YEAR ENDED DECEMBER 31
                                                        1996               1995
                                                         (Thousands except per
                                                          common share data)
Total assets                                         $30,210,572        $30,438,906
Net interest income                                      955,137            930,453
Other income                                             299,808            255,299
Net income                                               182,933            235,543
Net income per common share                                 2.21               2.84

-----------------------------------------------------------------------------------

  Mercantile entered into an agreement dated August 23, 1996 to acquire the capital stock of Regional Bancshares, Inc., a $172 million-asset bank holding company based in Alton, Illinois. The acquisition, which was accounted for as a purchase transaction, was consummated on March 5, 1997.

NOTE C

CASH FLOWS

  The Corporation paid interest on deposits, short-term borrowings, bank notes and long-term debt of $737,862,000, $681,559,000 and $513,339,000 in 1996, 1995
and 1994, respectively. The Corporation paid Federal income taxes of $142,404,000, $132,347,000 and $139,435,000 in 1996, 1995 and 1994,
respectively.

  The following details cash and cash equivalents from acquisitions accounted for as purchases, net of cash paid:

----------------------------------------------------------------------------

                                              YEAR ENDED DECEMBER 31
                                         1996           1995          1994
                                                   (Thousands)
Fair value of assets purchased        $(1,260,315)    $(952,585)    $(52,979)
Fair value of liabilities assumed       1,090,663       851,875       58,561
Issuance of common stock                  136,124        95,490          835
                                      -----------     ---------     --------
Net Cash Received (Paid)
  for Acquisitions                        (33,528)       (5,220)       6,417
Cash and cash equivalents
  acquired                                 90,680        52,346       41,779
                                      -----------     ---------     --------
  Cash and Cash Equivalents from
    Acquisitions, Net of Cash Paid    $    57,152     $  47,126     $ 48,196
                                      ===========     =========     ========

----------------------------------------------------------------------------

NOTE D

CASH AND DUE FROM BANKS RESTRICTIONS

  The Corporation's subsidiary banks are required to maintain average reserve balances which place withdrawal and/or usage restrictions on cash and due from banks balances. The average amount of these restricted balances for the year ended December 31, 1996 was $221,098,000.

NOTE E

INVESTMENTS IN DEBT AND EQUITY SECURITIES

Available-for-Sale:

  The amortized cost, estimated fair values, and unrealized gains and losses of available-for-sale securities were as follows:

-------------------------------------------------------------------------------------------------------------------------

                                                      AMORTIZED           UNREALIZED        UNREALIZED         ESTIMATED
                                                         COST               GAINS            LOSSES            FAIR VALUE
                                                      ----------          ----------        ----------         ----------
                                                                                  (Thousands)
DECEMBER 31, 1996
U.S. government                                       $3,469,884           $19,900           $15,789           $3,473,995
State and political subdivisions
  Tax-exempt                                             396,544             8,285               896              403,933
  Taxable                                                112,158               490               469              112,179
                                                      ----------           -------           -------           ----------
    Total State and Political Subdivisions               508,702             8,775             1,365              516,112
Other                                                    160,939               457             1,829              159,567
                                                      ----------           -------           -------           ----------
    Total                                             $4,139,525           $29,132           $18,983           $4,149,674
                                                      ==========           =======           =======           ==========
DECEMBER 31, 1995
U.S. government                                       $3,917,631           $48,574           $16,955           $3,949,250
State and political subdivisions
  Tax-exempt                                             417,133            11,545             1,042              427,636
  Taxable                                                134,400             1,034               714              134,720
                                                      ----------           -------           -------           ----------
    Total State and Political Subdivisions               551,533            12,579             1,756              562,356
Other                                                    142,547               211             1,477              141,281
                                                      ----------           -------           -------           ----------
    Total                                             $4,611,711           $61,364           $20,188           $4,652,887
                                                      ==========           =======           =======           ==========
DECEMBER 31, 1994
U.S. government                                         $876,826             $ 830           $36,152             $841,504
State and political subdivisions--tax-exempt              13,983               161                33               14,111
Other                                                     74,197             1,468             2,180               73,485
                                                      ----------           -------           -------           ----------
    Total                                               $965,006            $2,459           $38,365             $929,100
                                                      ==========           =======           =======           ==========

-------------------------------------------------------------------------------------------------------------------------

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)

Held-to-Maturity:

  The amortized cost, estimated fair values, and unrealized gains and losses of held-to-maturity securities were as follows:

------------------------------------------------------------------------------------------------------------------------------------

                                                      AMORTIZED           UNREALIZED        UNREALIZED           ESTIMATED
                                                         COST               GAINS             LOSSES            FAIR VALUE
                                                      ----------          ----------        ----------          ----------
                                                                                  (Thousands)
DECEMBER 31, 1996
U.S. government                                         $556,696           $ 9,770             $7,748             $558,718
State and political subdivisions--tax-exempt               4,180                85                 15                4,250
Other                                                      4,169               190                175                4,184
                                                      ----------           -------           --------           ----------
    Total                                               $565,045           $10,045             $7,938             $567,152
                                                      ==========           =======           ========           ==========
DECEMBER 31, 1995
U.S. government                                         $241,339            $1,940               $682             $242,597
State and political subdivisions--tax-exempt               2,269                14                 12                2,271
Other                                                        486                 1                 --                  487
                                                      ----------           -------           --------           ----------
    Total                                               $244,094            $1,955               $694             $245,355
                                                      ==========           =======           ========           ==========
DECEMBER 31, 1994
U.S. government                                       $3,239,928           $ 9,170           $120,405           $3,128,693
State and political subdivisions
  Tax-exempt                                             446,602             4,504             10,806              440,300
  Taxable                                                165,551               164              9,102              156,613
                                                      ----------           -------           --------           ----------
    Total State and Political Subdivisions               612,153             4,668             19,908              596,913
Other                                                     67,096                14              1,341               65,769
                                                      ----------           -------           --------           ----------
    Total                                             $3,919,177           $13,852           $141,654           $3,791,375
                                                      ==========           =======           ========           ==========

------------------------------------------------------------------------------------------------------------------------------------

  In December 1995, the Corporation reclassified approximately $3.1 billion in held-to-maturity securities to the available-for-sale category. The unrealized gain on the securities transferred was approximately $31 million. The Financial Accounting Standards Board issued a Special Report titled, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities, Questions and Answers," which stated that reclassifications made no later than December 31, 1995 from the held-to-maturity category will not call into question the intent to hold other securities to maturity in the future.

  During the third quarter of 1996, the Corporation transferred securities from the available-for-sale classification to the held-to-maturity classification. The securities transferred had an amortized cost basis of $370,014,000 and an estimated fair value of $373,557,000 on the transfer date. The unrealized gain on the date of the transfer remained in shareholders' equity and is being amortized over the remaining life of the transferred securities. The unamortized balance as of December 31, 1996 was $3,475,000.

  Securities with a carrying value of $2,979,248,000 at December 31, 1996, $2,502,207,000 at December 31, 1995 and $2,691,192,000 at December 31, 1994
were pledged to secure public and trust deposits, securities sold under agreements to repurchase, and for other purposes required by law.

  The following table presents proceeds from sales of securities and the components of net securities gains. There were no securities classified as held-to-maturity during 1994 that were transferred to available-for-sale securities or sold; the only transfer of securities from the held-to-maturity category to available-for-sale during 1995 and 1996 was the December 1995 reclassification discussed above. Held-to-maturity securities gains and losses resulted from portfolio restructurings in connection with subsidiary bank acquisitions or calls by the security issuer prior to maturity.

---------------------------------------------------------------------------------------------------

                                                                     YEAR ENDED DECEMBER 31
                                                                1996          1995          1994
                                                                          (Thousands)
Proceeds from sales of:
  Held-to-maturity securities                                 $     --      $     --      $  1,985
  Available-for-sale securities                                305,961       237,086       430,166
Securities gains on:
  Held-to-maturity securities                                 $     14      $    111      $    471
  Available-for-sale securities                                  3,077         4,519         5,869
                                                              --------      --------      --------
    Total Securities Gains                                       3,091         4,630         6,340

Securities losses on:
  Held-to-maturity securities                                       --             1           262
  Available-for-sale securities                                  3,174           291         3,190
                                                              --------      --------      --------
    Total Securities Losses                                      3,174           292         3,452
                                                              --------      --------      --------
    Net Securities Gains (Losses) Before Income
      (Taxes) Benefit                                              (83)        4,338         2,888
Applicable income (taxes) benefit                                   29        (1,518)       (1,011)
                                                              --------      --------      --------
    Net Securities Gains (Losses)                             $    (54)     $  2,820      $  1,877
                                                              ========      ========      ========

---------------------------------------------------------------------------------------------------

NOTE F

LOANS AND LEASES

  Loans and leases consisted of the following:

------------------------------------------------------------------------------------------------------------------

                                                                                DECEMBER 31
                                                                    1996            1995            1994
                                                                                (Thousands)
Commercial                                                       $ 4,185,755     $ 3,757,802     $ 3,545,468
Real estate--commercial                                            2,822,580       2,775,992       2,351,443
Real estate--construction                                            391,167         501,840         545,007
Real estate--residential                                           4,801,207       4,092,443       3,785,569
Consumer                                                           1,841,275       1,715,550       1,671,187
Credit card                                                          910,646         859,199         865,587
                                                                 -----------     -----------     -----------
  Total Loans and Leases                                         $14,952,630     $13,702,826     $12,764,261
                                                                 ===========     ===========     ===========

------------------------------------------------------------------------------------------------------------------

  Changes in the reserve for possible loan losses were as follows:

------------------------------------------------------------------------------------------------------

                                                                      YEAR ENDED DECEMBER 31
                                                                  1996         1995         1994
                                                                           (Thousands)
Beginning Balance                                               $232,288     $244,743     $232,958
Provision                                                         73,015       41,533       48,791
Charge-offs                                                     (104,589)     (73,441)     (72,851)
Recoveries                                                        19,852       17,623       35,398
                                                                --------     --------     --------
  Net Charge-offs                                                (84,737)     (55,818)     (37,453)
Acquired Reserves                                                  9,806       13,830          447
Transfer to Mercantile Credit Card
  Master Trust                                                        --      (12,000)          --
                                                                --------     --------     --------
  Ending Balance                                                $230,372     $232,288     $244,743
                                                                ========     ========     ========

------------------------------------------------------------------------------------------------------

  Non-performing loans consisted of the following:

-----------------------------------------------------------------------------------------------------

                                                                          DECEMBER 31
                                                                  1996        1995        1994
                                                                          (Thousands)
Non-accrual                                                      $66,959     $92,868     $37,463
Renegotiated                                                       5,260       3,203       6,847
                                                                 -------     -------     -------
  Non-performing Loans                                           $72,219     $96,071     $44,310
                                                                 =======     =======     =======

-----------------------------------------------------------------------------------------------------

  Effective January 1, 1995, the Corporation adopted FAS 114, "Accounting by Creditors for Impairment of a Loan," as amended by FAS 118, which requires an impaired loan to be measured based upon the present value of expected future cash flows discounted at the loan's effective interest rate. By the Corporation's definition, all non-accrual and renegotiated commercial-related loans are considered impaired. As of December 31, 1996, impaired loans totaled $41,713,000, for which the related reserve for possible loan losses was $8,870,000. As of December 31, 1995, impaired loans totaled $40,222,000, for which the related reserve for possible loan losses was $16,795,000. For 1996 and 1995, the average recorded investment in impaired loans was $45,558,000 and $45,410,000, respectively. In 1996 and 1995, the Corporation recognized approximately $452,000 and $312,000, respectively, of interest income on impaired loans outstanding.

  Certain directors and executive officers of the Corporation were loan customers of the Corporation's banks during 1996, 1995 and 1994. Such loans were made in the ordinary course of business at normal terms, including interest rate and collateralization, and did not represent more than a normal risk. Loans to those persons, their immediate families and companies in which they were principal owners were $19,525,000, $35,240,000 and $32,978,000, at
December 31, 1994, 1995 and 1996, respectively. During 1996, $24,755,000 of new loans were made to these persons and repayments totaled $27,017,000.

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)

NOTE G

BANK PREMISES AND EQUIPMENT

  Bank premises and equipment were as follows:

------------------------------------------------------------------------------------------------------------------------------------

                                                                           DECEMBER 31
                                                                  1996         1995         1994
                                                                           (Thousands)
Land                                                            $ 59,502     $ 57,631     $ 53,099
Bank premises                                                    322,630      295,129      290,056
Leasehold improvements                                            50,300       46,572       42,709
Furniture and equipment                                          314,473      278,723      244,778
                                                                --------     --------     --------
  Total Cost                                                     746,905      678,055      630,642
Accumulated depreciation                                        (379,594)    (348,221)    (318,167)
                                                                --------     --------     --------
  Net Carrying Value                                            $367,311     $329,834     $312,475
                                                                ========     ========     ========

-----------------------------------------------------------------------------------------------------------------------------------

  At December 31, 1996, the Corporation had certain long-term leases, none of which were considered to be capital leases, which were principally related to the use of land, buildings and equipment. The following table summarizes the future minimum rental commitments for all noncancelable operating leases which had initial or remaining noncancelable lease terms in excess of one year:

-------------------------------------------------------------------------------

   PERIOD                                                   MINIMUM RENTAL
                                                             (Thousands)
1997                                                            $13,435
1998                                                             11,235
1999                                                              9,667
2000                                                              7,771
2001                                                              6,103
2002 and later                                                   26,898
                                                                -------
      Total                                                     $75,109
                                                                =======

-------------------------------------------------------------------------------

  The minimum rental amounts listed above represent the Corporation's total obligation, including Mark Twain, as of December 31, 1996. This obligation may be reduced in the future due to branch closings in which facilities could be sublet. Net rental expense for all operating leases was $15,184,000 in 1996, $15,010,000 in 1995 and $14,908,000 in 1994.

NOTE H

DEPOSITS

  Deposits consisted of the following:

-------------------------------------------------------------------------------------------------------

                                                                      DECEMBER 31
                                                         1996            1995            1994
                                                                      (Thousands)
Non-interest bearing                                  $ 3,003,972     $ 2,594,734     $ 2,442,126
Interest bearing demand                                 2,562,065       2,420,273       2,467,329
Money market accounts                                   2,791,848       2,500,400       2,370,133
Savings                                                 1,090,563       1,115,692       1,202,063
Consumer time certificates under $100,000               6,195,651       6,130,094       5,493,523
Other time                                                231,268          38,742          38,717
                                                      -----------     -----------     -----------
    Total Core Deposits                                15,875,367      14,799,935      14,013,891
Time certificates $100,000 and over                     1,209,197       1,162,547         903,921
Foreign                                                   251,887         209,170         219,135
                                                      -----------     -----------     -----------
    Total Purchased Deposits                            1,461,084       1,371,717       1,123,056
                                                      -----------     -----------     -----------
    Total Deposits                                    $17,336,451     $16,171,652     $15,136,947
                                                      ===========     ===========     ===========

-------------------------------------------------------------------------------------------------------

  The scheduled maturities of Mercantile's consumer time certificates under $100,000, time certificates $100,000 and over and other time deposits were as follows:

----------------------------------------------------------------------------------------------

                                                                  SCHEDULED MATURITY
                                                                        AMOUNT
   PERIOD                                                             (Thousands)
1997                                                                  $5,372,579
1998                                                                   1,366,903
1999                                                                     515,481
2000                                                                     237,538
2001                                                                     113,829
2002 and later                                                            29,786
                                                                      ----------
      Total                                                           $7,636,116
                                                                      ==========

----------------------------------------------------------------------------------------------

NOTE I

SHORT-TERM BORROWINGS

  Short-term borrowings were as follows:

---------------------------------------------------------------------------------------------------

                                                                     DECEMBER 31
                                                         1996           1995           1994
                                                                     (Thousands)
Federal funds purchased and
  repurchase agreements                                $1,781,011     $1,716,909     $1,612,330
Treasury tax and loan notes                               117,750        118,183        172,362
Commercial paper                                           19,405         16,950         36,255
Other short-term borrowings                                69,098         77,425        165,252
                                                       ----------     ----------     ----------
  Total Short-term Borrowings                          $1,987,264     $1,929,467     $1,986,199
                                                       ==========     ==========     ==========

---------------------------------------------------------------------------------------------------

  The average balance of total short-term borrowings was $1,519,802,000, $1,704,149,000 and $1,373,793,000 during 1996, 1995 and 1994, respectively. The average rate on total short-term borrowings was 5.36% in 1996, 5.54% in 1995 and 4.19% in 1994.

  The maximum balances at month-end are listed below:

-------------------------------------------------------------------------------------------------------

                                                               YEAR ENDED DECEMBER 31
                                                         1996           1995           1994
                                                                     (Thousands)
Federal funds purchased and
  repurchase agreements                                $1,781,011     $1,854,611     $1,790,086
Treasury tax and loan notes                               435,780        555,761        617,584
Commercial paper                                           21,660         31,157         46,861
Other short-term borrowings                               102,007         84,456        165,252

-------------------------------------------------------------------------------------------------------

  The Corporation had unused lines of credit arrangements with unaffiliated banks for support of commercial paper and for other uses totaling $122,000,000 at December 31, 1996.

NOTE J

LONG-TERM DEBT AND BANK NOTES

Long-term Debt:

  Long-term debt consisted of the following:

-------------------------------------------------------------------------------------------------------

                                                                            DECEMBER 31
                                                                  1996         1995         1994
                                                                            (Thousands)
MERCANTILE BANCORPORATION INC.
  (PARENT COMPANY ONLY)
7.625% subordinated notes,
  due 2002                                                       $150,000     $150,000     $150,000
8.000% convertible subordinated
  capital notes, due 1995                                              --           --        8,822
                                                                 --------     --------     --------
  Total                                                           150,000      150,000      158,822
SECOND-TIER HOLDING COMPANIES                                       2,036       18,490       47,743
BANKS AND OTHER SUBSIDIARIES
6.375% subordinated debt, due 2004                                 75,000       75,000       75,000
9.000% mortgage-backed notes,
  due 1999                                                         53,450       53,450       53,450
Federal Home Loan Bank
  advances                                                         24,267       47,021       15,501
Other                                                                  78          136           73
                                                                 --------     --------     --------
  Total                                                           152,795      175,607      144,024
                                                                 --------     --------     --------
  Total Long-term Debt                                           $304,831     $344,097     $350,589
                                                                 ========     ========     ========

-------------------------------------------------------------------------------------------------------

  On October 15, 1992, the Corporation issued $150,000,000 of non-callable subordinated notes with a 10-year maturity and a coupon rate of 7.625% to yield 7.741%. These notes qualify as Tier II capital under current regulatory guidelines.

  As of December 31, 1994, $16,035,000 of the debt issued by second-tier holding companies was a term loan of Hawkeye, which was paid in full on December 26, 1995. Other second-tier holding company long-term debt consisted of 8.500% debentures and 7.000% convertible subordinated capital notes, both issued by Mark Twain. The 8.500% debentures due in 1999, were called for redemption at a premium over par of 1% effective March 1, 1996. The 7.000% convertible subordinated capital notes, which are due in 1999, were issued on June 23, 1987, and are convertible into common stock at a conversion price equivalent to $15.13 per Mercantile share.

  On January 25, 1994, Mercantile Bank N.A. issued $75,000,000 of 6.375% 10-year, non-callable subordinated debt, due January 15, 2004. This debt qualifies as Tier II capital. The Corporation used the proceeds of this subordinated debt issue to: (1) prepay in full on February 23, 1994 the $30,550,000 8.500% unsecured debentures of the Corporation; and (2) prepay in full on February 1, 1994 the $23,653,000 8.250% mortgage secured by the Corporation's headquarters building.

  The 9.000% mortgage-backed notes were collateralized by U.S. government securities at December 31, 1996, and mature in July 1999.

  Federal Home Loan Bank advances at December 31, 1996 consisted of various debt instruments with rates varying from 5.000% to 7.070%. This debt was collateralized by certain loans and securities, with maturities through June 2010.

  A summary of annual principal reductions of long-term debt is presented below:

---------------------------------------------------------------------------------------------------

                                                                        ANNUAL
                                                                 PRINCIPAL REDUCTIONS
   PERIOD                                                             (Thousands)
1997                                                                   $  8,002
1998                                                                      5,876
1999                                                                     57,226
2000                                                                      1,359
2001                                                                      1,239
2002 and later                                                          231,129
                                                                       --------
      Total                                                            $304,831
                                                                       ========

----------------------------------------------------------------------------------------------------

  On January 29, 1997, the Corporation formed Mercantile Capital Trust I. Through this trust, the Corporation obtained $150,000,000 of floating-rate debt which for regulatory purposes is part of Tier I capital. Proceeds are expected to be utilized for share repurchases relating to the Roosevelt transaction as well as for general corporate purposes. On April 24, 1997, the Corporation filed a Registration Statement on Form S-3, in which up to $500 million in senior and/or subordinated debt will be issued, primarily to finance the Roosevelt acquisition.

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)

Bank Notes:

  Beginning in 1994, certain subsidiary banks could offer unsecured bank notes. Note maturities can range from 30 days to 15 years from the date of issue and may be issued with fixed or floating interest rates. Each bank note issued will be an obligation solely of that issuing bank and will not be an obligation of, or otherwise guaranteed by, the other issuing banks or the Corporation. The bank notes are being offered and sold only to institutional investors, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. It is anticipated that the bank note program will be restructured in 1997.

  Bank notes are presented below with December 31, 1996 coupon rates:

----------------------------------------------------------------------------------------------------------

                                                                            DECEMBER 31
                                                                  1996         1995         1994
                                                                            (Thousands)
MERCANTILE BANK N.A.
5.693% floating-rate bank notes, due 1998                        $150,000     $150,000     $     --
6.000% floating-rate bank notes, due 1996                              --      100,000      100,000
5.650% floating-rate bank notes, due 1999                          25,000           --           --
                                                                 --------     --------     --------
    Total Bank Notes                                             $175,000     $250,000     $100,000
                                                                 ========     ========     ========

----------------------------------------------------------------------------------------------------------

NOTE K
INCOME TAXES
  The Corporation's results include income tax expense as follows:

----------------------------------------------------------------------------------------------------------

                                                              CURRENT      DEFERRED      TOTAL
                                                                         (Thousands)
YEAR ENDED DECEMBER 31, 1996
  U.S. FEDERAL                                                $136,751     $(22,936)    $113,815
  STATE AND LOCAL                                               15,732       (1,012)      14,720
                                                              --------     --------     --------
    TOTAL                                                     $152,483     $(23,948)    $128,535
                                                              ========     ========     ========
Year ended December 31, 1995
  U.S. Federal                                                $145,976     $(11,272)    $134,704
  State and local                                               18,493       (3,299)      15,194
                                                              --------     --------     --------
    Total                                                     $164,469     $(14,571)    $149,898
                                                              ========     ========     ========
Year ended December 31, 1994
  U.S. Federal                                                $130,835     $(10,575)    $120,260
  State and local                                               16,335         (699)      15,636
                                                              --------     --------     --------
    Total                                                     $147,170     $(11,274)    $135,896
                                                              ========     ========     ========

---------------------------------------------------------------------------------------------------------

  The tax effects of temporary differences that gave rise to the deferred tax assets and deferred tax liabilities are presented below.

----------------------------------------------------------------------------------------------------------

                                                                           DECEMBER 31
                                                                  1996         1995         1994
                                                                           (Thousands)
Deferred tax assets
  Reserve for possible loan losses                              $ 73,097     $ 78,177     $ 80,882
  Foreclosed property                                              1,448          720        2,560
  Deferred compensation                                            5,869        5,451        3,240
  Net operating losses from pooled
    subsidiary                                                        --           --        1,494
  Expenses not currently allowable
    for tax purposes                                              22,327       12,732       11,079
  State tax liabilities                                            1,595        2,554        2,239
  Investments in debt and equity
    securities--FAS 115                                               --           --       17,598
  Retirement expenses in excess of
    tax deduction                                                 11,209        8,930        7,287
  Other                                                            7,154        3,496        7,445
                                                                --------     --------     --------
    Total Gross Deferred Tax
      Assets                                                     122,699      112,060      133,824
Deferred tax liabilities
  Leasing                                                        (29,956)     (39,828)     (58,420)
  Pension settlement gain                                         (6,005)      (6,079)      (6,005)
  Intangible assets                                               (5,637)      (6,466)      (9,865)
  Depreciation                                                    (1,718)      (2,281)      (2,803)
  Investments in debt and equity
    securities--FAS 115                                           (3,231)     (14,577)          --
  Other                                                          (11,257)     (13,228)      (9,526)
                                                                --------     --------     --------
    Total Gross Deferred Tax Liabilities                         (57,804)     (82,459)     (86,619)
                                                                --------     --------     --------
    Net Deferred Tax Assets                                     $ 64,895     $ 29,601     $ 47,205
                                                                ========     ========     ========

----------------------------------------------------------------------------------------------------------

  Income tax expense as reported differs from the amounts computed by applying the statutory U.S. Federal income tax rate to pretax income as follows:

----------------------------------------------------------------------------------------------------------

                                                                      YEAR ENDED DECEMBER 31
                                                                  1996         1995         1994
                                                                           (Thousands)
Computed "expected" tax expense                                 $130,813     $150,600     $129,133
  Increase (reduction) in income taxes resulting from
    Tax-exempt income                                             (9,856)     (10,783)     (10,876)
    State and local income taxes, net of federal income tax
      benefit                                                      9,568        9,882       10,131
    Thrift bad debt recapture                                         --           --        3,615
    Other, net                                                    (1,990)         199        3,893
                                                                --------     --------     --------
      Total Tax Expense                                         $128,535     $149,898     $135,896
                                                                ========     ========     ========

----------------------------------------------------------------------------------------------------------

NOTE L

RETIREMENT PLANS

Pension Plans:

  The Corporation maintains both qualified and nonqualified noncontributory pension plans that cover all employees meeting certain age and service requirements.

  The qualified plan provides pension benefits based on the employee's length of service and the five highest consecutive years of compensation. The Corporation's funding policy is to contribute annually at least the minimum amount required by government funding standards but not more than is tax deductible. No contribution was required during 1996, 1995 or 1994.

  The net periodic pension expense related to the qualified plan included in the Supplemental Consolidated Statement of Income is summarized as follows:

----------------------------------------------------------------------------------------------------------

                                                                      YEAR ENDED DECEMBER 31
                                                                  1996         1995         1994
                                                                           (Thousands)
Service cost--benefits earned during
  the period                                                    $  9,849     $  6,922     $  7,461
Interest cost on projected benefit
  obligation                                                      11,515       10,223        9,137
Actual (return) loss on plan assets                              (15,928)     (28,628)       2,099
Net amortization and deferral                                      1,401       15,547      (14,557)
                                                                --------     --------     --------
  Net Periodic Pension Expense                                  $  6,837     $  4,064     $  4,140
                                                                ========     ========     ========

----------------------------------------------------------------------------------------------------------

  The table below sets forth the funded status and amounts recognized in the Supplemental Consolidated Balance Sheet for the qualified plan:

----------------------------------------------------------------------------------------------------------

                                                                           DECEMBER 31
                                                                  1996         1995         1994
                                                                           (Thousands)
Actuarial present value of
  Vested benefit obligation                                     $123,641     $109,550     $ 86,258
                                                                ========     ========     ========
  Accumulated benefit obligation                                $136,399     $121,169     $ 95,262
                                                                ========     ========     ========
  Projected benefit obligation                                  $167,082     $150,929     $116,164
Plan assets at fair value                                        171,879      154,890      128,339
                                                                --------     --------     --------
Projected benefit obligation in
  excess of plan assets                                           (4,797)      (3,961)     (12,175)
Unrecognized net loss                                            (10,196)     (15,311)      (9,643)
Unrecognized prior service cost                                    1,228        1,405        1,603
Unrecognized net asset                                             1,532        2,342        3,398
                                                                --------     --------     --------
  Prepaid Pension Expense                                       $(12,233)    $(15,525)    $(16,817)
                                                                ========     ========     ========

----------------------------------------------------------------------------------------------------------

  Assumptions used were as follows:

----------------------------------------------------------------------------------------------------------

                                                                 1996      1995      1994
Discount rate in determining benefit
  obligations                                                    7.50%     7.50%     8.50%
Rate of increase in compensation levels                          5.00      5.00      5.00
Expected long-term rate on assets                                9.50      9.50      9.00

----------------------------------------------------------------------------------------------------------

  At December 31, 1996, approximately 59% of the plan's assets was invested in listed common stocks, 38% was invested in government and corporate bonds rated A or better, and the remaining 3% was invested in short-term cash equivalents. A nominal amount of common stock of the Corporation was held by the plan.

  The nonqualified plans provide pension benefits which would have been provided under the qualified plan in the absence of limits placed on qualified plan benefits by the Internal Revenue Service. The Corporation's funding policy is to fund benefits as they are paid. Contributions under the nonqualified plans were not material for the years ended December 31, 1996, 1995 and 1994. The expense related to these plans was $2,517,000 in 1996, $2,228,000 in 1995 and $2,279,000 in 1994.

Other Postretirement Benefits:

  In addition to the pension plans described above, the Corporation provides other postretirement benefits, largely medical benefits and life insurance, to its retirees.

  FAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," requires the recording of the unrecognized transition obligation for postretirement benefits other than pensions. That liability is being amortized over a 20-year period. The net periodic postretirement benefit expense included in the Supplemental Consolidated Statement of Income is summarized as follows:

----------------------------------------------------------------------------------------------------------

                                                                   YEAR ENDED DECEMBER 31
                                                                 1996       1995       1994
                                                                         (Thousands)
Service cost--benefits earned during
    the period                                                   $  820     $  610     $  734
Interest cost on accumulated postretirement benefit
  obligation                                                      2,748      2,716      2,539
Net amortization and deferral                                     1,713      1,475      1,633
                                                                 ------     ------     ------
  Net Periodic Postretirement Benefit Cost                       $5,281     $4,801     $4,906
                                                                 ======     ======     ======

----------------------------------------------------------------------------------------------------------

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)

  The table below sets forth the funded status and the amount recognized in the Supplemental Consolidated Balance Sheet regarding other postretirement benefits:

----------------------------------------------------------------------------------------------------------

                                                                           DECEMBER 31
                                                                  1996         1995         1994
                                                                           (Thousands)
Accumulated postretirement benefit
  obligation ("APBO")
  Retirees                                                      $ 26,736     $ 27,041     $ 24,493
  Active employees fully eligible for benefits                     1,446        1,301        1,085
  Other active employees                                          10,028        7,862        6,609
                                                                --------     --------     --------
    Total                                                         38,210       36,204       32,187
Assets at fair value                                                  --           --           --
                                                                --------     --------     --------
APBO in excess of assets                                          38,210       36,204       32,187
Unrecognized net gain (loss)                                      (1,988)      (1,241)       2,436
Unrecognized prior service cost                                     (140)        (147)        (155)
Unrecognized transition obligation                               (25,308)     (26,889)     (28,470)
                                                                --------     --------     --------
Accrued Postretirement Benefit Obligation                       $ 10,774     $  7,927     $  5,998
                                                                ========     ========     ========

----------------------------------------------------------------------------------------------------------

  Assumptions used were as follows:

----------------------------------------------------------------------------------------------------------

                                                                  1996         1995         1994
Discount rate in determining benefit obligations                    7.50%        7.50%        8.50%
Health care cost trend
  First year                                                        9.50        10.50        11.00
  Ultimate (2001 and after)                                         5.50         5.50         6.00

----------------------------------------------------------------------------------------------------------

  An increase in the health care cost trend of one percent would increase the aggregate of service and interest cost components of net periodic postretirement benefit costs by $112,000 in 1996, and $120,000 in 1995 and 1994. The APBO would increase by $1,542,000 as of December 31, 1996, $1,448,000 as of December 31, 1995 and $1,443,000 as of December 31, 1994.

NOTE M

SHAREHOLDERS' EQUITY

Common Stock:

  The authorized common stock of the Corporation consisted of 100,000,000 shares, $5.00 par value, of which 77,486,469, 77,877,085 and 75,093,252 shares were outstanding at December 31, 1996, 1995 and 1994, respectively. At Mercantile's Annual Meeting on April 24, 1997, the Corporation's shareholders approved an amendment to its Restated Articles of Incorporation which reduced the par value of the Corporation's common stock from $5.00 per share to $.01 per share and increased the authorized number of shares to 200,000,000.

  The Corporation's Dividend Reinvestment Plan ("Plan") allows shareholders of record to reinvest dividends and/or make voluntary cash contributions to purchase additional shares of the Corporation's common stock. Under the Plan, stock is purchased in the open market by the Plan Trustee with no service charge to the shareholder.

Preferred Stock:

  The authorized preferred stock of the Corporation consists of 5,000,000 shares, no par value, of which 14,806 shares were issued and outstanding at December 31, 1995 and 1994. As of December 31, 1995 and 1994, there were two series of non-voting preferred stock issued. Series B-1 consisted of 5,306 shares which had non-cumulative dividends as declared by Mercantile's Board of Directors. Series B-2 represented 9,500 shares with a cumulative annual dividend at the rate of $85 per share. The Series B-1 and B-2 preferred shares were redeemed by the Corporation in March 1996. At December 31, 1996, 1,000,000 shares were reserved for issuance pursuant to the Preferred Share Purchase Rights Plan.

Preferred Share Purchase Rights Plan:

  One Preferred Share Purchase Right ("Right") is attached to each share of common stock and trades automatically with such shares. The Rights, which can be redeemed by the Board of Directors in certain circumstances and expire by their terms on June 3, 1998, have no voting rights.

  The Rights become exercisable and will trade separately from the common stock 10 days after a person or a group either becomes the beneficial owner or announces an intention to commence a tender offer for 20% or more of the Corporation's outstanding common stock. When exercisable, each Right entitles the registered holder to purchase from the Corporation 1/100 of a share of Series A Junior Participating Preferred Stock for $100 per 1/100 of a preferred share.

  In the event a person acquires beneficial ownership of 20% or more of the Corporation's common stock, holders of Rights (other than the acquiring person or group) may purchase, at the Rights' then current exercise price, common stock of the Corporation having a value at that time equal to twice the exercise price. In the event the Corporation merges into or otherwise transfers 50% or more of its assets or earnings power to any person after the Rights become exercisable, holders of Rights may purchase, at the then current exercise price, common stock of the acquiring entity having a value at that time equal to twice the exercise price.

Stock Options:

  The Corporation had stock options outstanding under various plans at December 31, 1996, including plans assumed in acquisitions. The original Mercantile plans provide for the granting to employees of the Corporation and its subsidiaries of options to purchase shares of common stock of the Corporation over periods of up to 10 years at a price not less than the market value of the shares at the date the options are granted. The plans provide for the granting of options which either qualify or do not qualify as Incentive Stock Options as defined by Section 422 of the Internal Revenue Code of 1986, as amended. As of December 31, 1996, there were 1,487,171 options available for grant. The per share price range for options exercisable was $5.41 to $45.25 as of December 31, 1996.

  The following table summarizes stock options outstanding as of December 31, 1996:

----------------------------------------------------------------------------------------------------------

                                                        OPTIONS OUTSTANDING
                                       -----------------------------------------------------
                                                       WEIGHTED AVERAGE
          RANGE OF                                        REMAINING         WEIGHTED AVERAGE
       EXERCISE PRICE                  OUTSTANDING     CONTRACTUAL LIFE      EXERCISE PRICE
       --------------                  -----------     ----------------     ----------------
       $ 5.41-14.61                       218,661            4.30                $ 8.14
        14.62-32.42                     1,491,355            2.91                 23.01
        32.43-32.50                     1,046,161            6.62                 32.50
        32.51-45.63                       640,103            6.23                 38.38
        45.64-53.38                       322,674            9.11                 46.14
                                        ---------
         5.41-53.38                     3,718,954            5.15                 29.46
                                        =========

----------------------------------------------------------------------------------------------------------

  Changes in options outstanding were as follows:

----------------------------------------------------------------------------------------------------------

                                                                                             WEIGHTED
                                                                                             AVERAGE
                                                                                             EXERCISE
                                                                                SHARES        PRICE
                                                                               ---------     --------
BALANCE AT DECEMBER 31, 1993                                                   3,095,367      $18.16
  Granted                                                                        956,151       31.22
  Exercised                                                                     (390,692)      11.04
  Canceled                                                                       (62,224)      27.36
                                                                               ---------
BALANCE AT DECEMBER 31, 1994                                                   3,598,602       22.25
  Granted                                                                        648,319       33.89
  Exercised                                                                     (639,747)      13.50
  Canceled                                                                       (71,995)      31.32
  Assumed                                                                         98,358       15.80
                                                                               ---------
BALANCE AT DECEMBER 31, 1995                                                   3,633,537       25.44
  GRANTED                                                                        616,216       43.74
  EXERCISED                                                                     (495,563)      15.64
  CANCELED                                                                       (86,228)      37.83
  ASSUMED                                                                         50,992       22.91
                                                                               ---------
BALANCE AT DECEMBER 31, 1996                                                   3,718,954       29.46
                                                                               =========

----------------------------------------------------------------------------------------------------------

  The number of shares exercisable under stock options as of December 31, 1996, 1995 and 1994 were 1,998,675, 1,817,820 and 1,668,919, respectively, with a weighted average exercise price of $23.80, $19.53 and $16.02, respectively.

  The fair value of the option grants excluding options from Mark Twain was estimated on the date of grant using an option-pricing model based upon the following assumptions: dividend yield of 3.30%; expected volatility of 31.7%; average risk-free interest rate of 5.15% and 7.28% for the 1996 and 1995 grants, respectively; and expected option life of 1.26 years from the vesting date. The weighted average fair value of stock options granted in 1995 and 1996 was $9.48 and $10.72, respectively.

  The fair value of Mark Twain's stock options was estimated on the date of grant using an option-pricing model based upon the following assumptions: dividend yield of 3.28%; expected volatility of 17%; average risk-free interest rate of 6%; and expected option life of 4.5 years from the vesting date. The weighted average fair value of stock options granted in 1995 and 1996 was $5.14 and $7.34, respectively.

  The Corporation applies Accounting Principles Board Opinion 25 in accounting for its stock option plans. The compensation cost that has been charged against income for stock based compensation plans was $1,438,000, $3,628,000 and $4,081,000 for 1994, 1995 and 1996, respectively. Had the Corporation adopted FAS 123's optional accounting method, the Corporation's net income and earnings per common share would have been reduced to the pro forma amounts noted below:

-------------------------------------------------------------------------------

                                                          EARNINGS
                                             NET         PER COMMON
                                            INCOME         SHARE
For the Year Ended December 31, 1996:
  As Reported                              $245,215         $3.17
  Pro Forma                                 242,030          3.13
For the Year Ended December 31, 1995:
  As Reported                              $280,389         $3.62
  Pro Forma                                 278,373          3.59

-------------------------------------------------------------------------------

Debt and Dividend Restrictions:

  Consolidated retained earnings at December 31, 1996 were not restricted under any agreement as to payment of dividends or reacquisition of common stock.

  The primary source of funds for dividends paid by the Corporation to its shareholders is dividends received from bank subsidiaries. At December 31, 1996, approximately $304,180,000 of the equity of bank subsidiaries was available for distribution as dividends to the Parent Company without prior regulatory approval or without reducing the capital of the respective subsidiary banks below present minimum standards. An additional $172,150,000 would be available for loans to the Parent Company

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)

under Federal Reserve regulations. The remaining equity of bank subsidiaries approximating $1,320,813,000 was restricted as to transfers to the Parent Company.

NOTE N

REGULATORY MATTERS

  The Corporation and its subsidiary banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Corporation's Supplemental Consolidated Financial Statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Mercantile and its subsidiary banks must meet specific capital guidelines that involve quantitative measures of the Corporation and its subsidiary banks' assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. Mercantile and subsidiary banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

  Quantitative measures established by regulations to ensure capital adequacy require the Corporation and its subsidiary banks to maintain minimum amounts and ratios, as set forth in the table below, of Tier I and Total capital to risk-weighted assets, and of Tier I capital to average assets, the leverage ratio. Management believes, as of December 31, 1996, the Corporation and its subsidiary banks meet all capital adequacy requirements to which it is subject.

  As of December 11, 1996, the date of the most recent notification from regulatory agencies, the subsidiary banks were categorized as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the subsidiary banks' category.

  The actual and required capital amounts and ratios as of December 31, 1996 for the Corporation and Mercantile Bank N.A. are listed in the following table:

---------------------------------------------------------------------------------------------------

                                                                              MINIMUM
                                                                              CAPITAL
                                                      ACTUAL                REQUIREMENTS
                                                 AMOUNT      RATIO        AMOUNT     RATIO
                                                             ($ in Thousands)
Tier I capital (to risk-
    weighted assets):
Corporation                                    $1,749,466     11.00%     $636,225      4.00%
Mercantile Bank N.A.                              499,602      9.51       210,225      4.00

Total capital (to risk-
    weighted assets):
Corporation                                     2,175,712     13.68      1,272,450     8.00
Mercantile Bank N.A.                              620,308     11.80       420,450      8.00

Leverage (to average
    assets):
Corporation                                     1,749,466      8.12       861,990      4.00
Mercantile Bank N.A.                              499,602      6.97       286,873      4.00

---------------------------------------------------------------------------------------------------

NOTE O

CONCENTRATIONS OF CREDIT

  The Corporation's primary market area is the state of Missouri and the lower Midwest. At December 31, 1996, approximately 94% of the total loan portfolio, and 92% of the commercial and commercial real estate loan portfolio, were to borrowers within this region. The diversity of the region's economic base tends to provide a stable lending environment.

  Real estate and credit card lending constituted the two other areas of significant concentration of credit risk. Real estate-related financial instruments (loans, commitments and standby letters of credit) comprised 37% of all such instruments of the Corporation. However, of this total, approximately 59% was consumer-related in the form of residential real estate mortgages and home equity lines of credit. Credit card-related financial instruments comprised approximately 26% of all such instruments of the Corporation.

  The Corporation is, in general, a secured lender. At December 31, 1996, approximately 88% of the loan portfolio was secured. Collateral is required in accordance with the normal credit evaluation process based upon the creditworthiness of the customer and the credit risk associated with the particular transaction.

NOTE P

FINANCIAL INSTRUMENTS

Fair Values:

  Fair values for financial instruments are management's estimates of the values at which the instruments could be exchanged in a transaction between willing parties. These estimates are subjective and may vary significantly from amounts that would be realized in actual transactions. In addition, certain financial instruments and all non-financial instruments are excluded from the fair value disclosure requirements of FAS 107, "Disclosures about Fair Value of Financial Instruments." Therefore, the fair values presented below should not be construed as the underlying value of the Corporation.

  The following methods and assumptions were used in estimating fair values for financial instruments.

 Cash and Due from Banks, Short-term Investments and Short-term Borrowings: The carrying values reported in the Supplemental Consolidated Balance Sheet approximated fair values.

 Investments in Debt and Equity Securities: Fair values for held-to-maturity securities were based upon quoted market prices where available. Fair values for trading and available-for-sale securities, which also were the amounts reported in the Supplemental Consolidated Balance Sheet, were based on quoted market prices where available. If quoted market prices were not available, fair values were based upon quoted market prices of comparable instruments.

 Loans and Leases: The fair values for most fixed-rate loans were estimated by utilizing discounted cash flow analysis, applying interest rates currently being offered for similar loans to borrowers with similar risk profiles. The discount rates used, therefore, include a credit risk premium. The fair values of variable-rate loans and all residential mortgages were estimated by utilizing the same type of discounted cash flows, but over a range of interest rate scenarios, in order to incorporate the value of the options imbedded in these assets. Loans with similar characteristics were aggregated for purposes of these calculations. The fair value of credit card loans was assumed to be the same as the par value.

 Deposits: The fair values disclosed for deposits generally payable on demand (i.e., interest bearing and non-interest bearing demand, savings, and money market accounts) were considered equal to their respective carrying amounts as reported in the Supplemental Consolidated Balance Sheet. Fair values for certificates of deposit and foreign deposits were estimated using a discounted cash flow calculation that applied interest rates generally offered on similar certificates to a schedule of aggregated expected monthly maturities of time deposits. The fair value estimate of the deposit portfolio has not been adjusted for any value derived from the retention of those deposits for an expected future period of time. That component, commonly referred to as core deposit premium, was estimated to be approximately $242,000,000 to $509,000,000 at December 31, 1996, and was neither considered in the fair value amounts below nor recorded as an intangible asset on the Supplemental Consolidated Balance Sheet.

 Bank Notes and Long-term Debt: The fair value of publicly traded debt was based upon quoted market prices, where available, or upon quoted market prices of comparable instruments. The fair values of bank notes and long-term debt were estimated using discounted cash flow analysis, based on the Corporation's current incremental borrowing rates for similar types of borrowing arrangements.

 Off-Balance-Sheet Instruments: Fair values of foreign exchange contracts and interest rate contracts were determined from quoted market prices. Fair values of commitments to extend credit, standby letters of credit and commercial letters of credit were based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings.

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)

The estimated fair values of the Corporation's financial instruments were as follows:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    DECEMBER 31
                                                           1996                        1995                        1994
                                                 -------------------------   -------------------------   -------------------------
                                                                                    (Thousands)

                                                  CARRYING        FAIR        CARRYING        FAIR        CARRYING        FAIR
                                                    VALUE         VALUE         VALUE         VALUE         VALUE         VALUE
FINANCIAL ASSETS
  Cash and due from banks and
    short-term investments                       $ 1,658,004   $ 1,658,004   $ 1,598,349   $ 1,598,349   $ 1,248,534   $ 1,248,534
  Trading securities                                  31,272        31,272        67,256        67,256        47,208        47,208
  Held-to-maturity securities                        565,045       567,152       244,094       245,355     3,919,177     3,791,375
  Available-for-sale securities                    4,149,674     4,149,674     4,652,887     4,652,887       929,100       929,100
  Net loans and leases                            14,722,258    15,158,912    13,470,538    13,990,522    12,519,518    12,523,169
FINANCIAL LIABILITIES
  Deposits                                        17,336,451    17,549,176    16,171,652    16,426,177    15,136,947    15,082,953
  Short-term borrowings                            1,987,264     1,987,264     1,929,467     1,929,467     1,986,199     1,986,199
  Bank notes and long-term debt                      479,831       484,283       594,097       613,277       450,589       428,286
OFF-BALANCE-SHEET
  Foreign exchange contracts purchased                         $      (428)                $     2,389                 $     6,850
  Foreign exchange contracts sold                                       39                      (2,022)                     (6,239)
  Interest rate contracts                                             (143)                      2,009                        (184)
  Commitments to extend credit                                     (16,423)                    (12,349)                    (11,102)
  Standby letters of credit                                         (2,758)                     (2,842)                     (2,521)
  Commercial letters of credit                                      (5,102)                     (4,268)                     (4,109)

------------------------------------------------------------------------------------------------------------------------------------

Off-Balance-Sheet Risk:

  The Corporation is, in the normal course of business, a party to certain off-balance-sheet financial instruments with inherent credit and/or market risk. These instruments, which include commitments to extend credit, standby letters of credit, interest options written, interest futures contracts and foreign exchange contracts, are used by the Corporation to meet the financing needs of its customers and, to a lesser degree, to reduce its own exposure to interest rate fluctuations. These instruments involve, to varying degrees, credit and market risk in excess of the amount recognized in the Supplemental Consolidated Balance Sheet.

  Financial instruments with off-balance-sheet credit risk for which the contract amounts represent potential credit risk were as follows:

---------------------------------------------------------------------------------------------------

                                                              DECEMBER 31
                                                  1996           1995           1994
                                                              (Thousands)
Commitments to extend credit
  Commercial                                    $3,087,583     $2,392,878     $2,162,768
  Consumer                                       6,126,854      5,613,283      4,534,262
                                                ----------     ----------     ----------
    Total                                       $9,214,437     $8,006,161     $6,697,030
                                                ==========     ==========     ==========
Standby letters of credit                       $  444,347     $  410,201     $  305,795
                                                ==========     ==========     ==========
Interest rate contracts                         $  391,000     $  192,000     $   21,000
                                                ==========     ==========     ==========
---------------------------------------------------------------------------------------------------

  The Corporation's maximum exposure to credit loss under commitments to extend credit and standby letters of credit is the equivalent of the contractual amount of those instruments. The same credit policies are used by the Corporation in granting commitments and conditional obligations as are used in the extension of credit.

  Commitments to extend credit are legally binding agreements to lend to a borrower as long as the borrower performs in accordance with the terms of the contract. Commitments generally have fixed expiration dates or other termination clauses, and may require payment of a fee. As many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. Included in consumer commitments are the unused portions of lines of credit for credit card and home equity credit line loans.

  Standby letters of credit are commitments issued by the Corporation to guarantee specific performance of a customer to a third party.

  Collateral is required for both commitments and standby letters of credit in accordance with the normal credit evaluation process based upon the creditworthiness of the customer and the credit risk associated with the particular transaction. Collateral held varies, but may include commercial real estate, accounts receivable, inventory or equipment.

  Included in interest rate contracts are interest rate exchange agreements with major investment banking firms to convert long-term, fixed-rate liabilities into short-term, variable-rate liabilities, to secure interest margins and to hedge against interest rate movements.

Derivative Financial Instruments:

Held or Issued for Trading Purposes:

  In the normal course of business, the Corporation maintains minimal trading positions in a variety of derivative financial instruments. Most of the Corporation's trading activities are customer oriented, with trading positions established to meet the financing and foreign exchange transaction needs of customers. This activity complements the Corporation's traditional money and capital markets trading business, which also exists to meet customers' demands.

  Net revenue recognized on interest rate contracts and foreign exchange contracts totaled $3,916,000, $3,084,000 and $2,670,000 in 1996, 1995 and 1994,
respectively. The notional amounts of interest options written, foreign exchange contracts purchased and foreign exchange contracts sold were as follows:

-------------------------------------------------------------------------------

                                                 DECEMBER 31
                                       1996         1995         1994
                                                 (Thousands)
Interest options written              $ 16,456     $ 25,225     $ 62,725
Foreign exchange contracts
  purchased                            243,800      219,526      246,845
Foreign exchange contracts sold        193,179      172,073      161,370

-------------------------------------------------------------------------------

  These transactions are generally entered into on behalf of customers and are subsequently matched off by the Corporation. As a consequence, these matched transactions do not represent exposure to market risk. The Corporation manages the potential credit exposure through established credit approvals, risk control limits and other monitoring procedures. Credit risk to the Corporation could result from non-performance by a counterparty to a contract; however, currently that credit risk is minimal.

Held or Issued for Purposes Other Than Trading:

  Of the commitments to extend credit discussed in the preceding paragraphs, $303,729,000, $129,627,000 and $88,368,000 were entered into with fixed rates for commercial loan customers at December 31, 1996, 1995 and 1994, respectively. Fixed-rate commitments for consumer (residential mortgage) loan customers totaled $77,312,000 at December 31, 1996, $64,224,000 at December 31, 1995 and $38,825,000 at December 31, 1994. Fixed-rate commitments to extend credit are defined as fixed-rate commercial loan commitments with remaining maturities greater than one year, fixed-rate residential mortgage loan commitments, and adjustable-rate residential mortgage loan commitments for loans with adjustment periods greater than one year.

  Fixed-rate mortgage loans held for resale are partially hedged with contracts for forward delivery in the secondary mortgage market. This hedging activity is designed to protect the Corporation from changes in interest rates. Gains and losses from the hedging transactions on mortgage loans held for resale are deferred and included in the cost of the loans for determining the gain or loss when the loans are sold. Forward delivery contracts outstanding totaled $62,823,000 as of December 31, 1996 and $68,000,000 as of December 31, 1995.

NOTE Q

CONTINGENT LIABILITIES

  In the ordinary course of business, there are various legal proceedings pending against the Corporation and its subsidiaries. Management, after consultation with legal counsel, is of the opinion that the ultimate resolution of these proceedings will have no material adverse effect on the consolidated financial condition or results of operations of the Corporation.

NOTE R

PARENT COMPANY FINANCIAL INFORMATION

  Following are the condensed financial statements of Mercantile Bancorporation Inc. (Parent Company Only) for the periods indicated.

  For the Statement of Cash Flows (Parent Company Only), cash and short-term investments were considered cash equivalents. Interest paid on commercial paper and long-term debt was $12,420,000, $12,828,000 and $14,856,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)

STATEMENT OF INCOME

---------------------------------------------------------------------------------------------------

                                                     YEAR ENDED DECEMBER 31
                                                 1996         1995         1994
                                                           (Thousands)
INCOME
  Dividends from subsidiaries                   $444,136     $215,580     $104,950
  Other interest and dividends                     4,359        4,355        4,644
  Management fees                                 16,987       13,637       13,879
  Other                                            5,159       11,702        3,546
                                                --------     --------     --------
    Total Income                                 470,641      245,274      127,019
EXPENSE
  Interest on commercial paper                       987        1,249        1,199
  Interest on long-term debt                      11,681       11,697       12,607
  Personnel expense                               18,503       16,869       14,463
  Other operating expenses                        46,372       12,410       16,019
                                                --------     --------     --------
    Total Expense                                 77,543       42,225       44,288
INCOME BEFORE INCOME TAX BENEFIT
  AND EQUITY IN UNDISTRIBUTED
  INCOME OF SUBSIDIARIES                         393,098      203,049       82,731
Income tax benefit                                16,514        2,926        6,482
                                                --------     --------     --------
INCOME BEFORE EQUITY IN
  UNDISTRIBUTED INCOME OF
  SUBSIDIARIES                                   409,612      205,975       89,213
Equity in undistributed income of
  subsidiaries                                  (164,397)      74,414      143,843
                                                --------     --------     --------
  NET INCOME                                    $245,215     $280,389     $233,056
                                                ========     ========     ========

---------------------------------------------------------------------------------------------------

BALANCE SHEET

---------------------------------------------------------------------------------------------------

                                                              DECEMBER 31
                                                  1996           1995           1994
                                                              (Thousands)
ASSETS
  Cash                                          $       33     $       21     $       --
  Short-term investments                           128,480         40,358         82,405
  Available-for-sale securities                     30,167         22,669         12,539
  Investment in subsidiaries                     1,876,682      1,955,432      1,678,859
  Goodwill                                         123,913         64,812         48,557
  Loans and advances to
    subsidiaries                                    19,405         16,950         26,849
  Other assets                                      11,642         14,871          3,849
                                                ----------     ----------     ----------
    Total Assets                                $2,190,322     $2,115,113     $1,853,058
                                                ==========     ==========     ==========
LIABILITIES
  Commercial paper                              $   19,405     $   16,950     $   26,800
  Long-term debt                                   150,000        150,000        158,822
  Other liabilities                                 75,266         32,670         24,697
                                                ----------     ----------     ----------
    Total Liabilities                              244,671        199,620        210,319
SHAREHOLDERS' EQUITY                             1,945,651      1,915,493      1,642,739
                                                ----------     ----------     ----------
    Total Liabilities and Shareholders' Equity  $2,190,322     $2,115,113     $1,853,058
                                                ==========     ==========     ==========

---------------------------------------------------------------------------------------------------

STATEMENT OF CASH FLOWS

------------------------------------------------------------------------------------------------------------------------------------

                                                                               YEAR ENDED DECEMBER 31
                                                                 1996                   1995                   1994
                                                                                     (Thousands)
OPERATING ACTIVITIES
 Net income                                                    $ 245,215              $ 280,389              $ 233,056
 Adjustments to reconcile net income to net cash
   provided by operating activities
     Net income of subsidiaries                                 (279,739)              (289,994)              (248,793)
     Dividends from subsidiaries                                 421,299                211,485                 98,666
     Other, net                                                   33,386                    363                 14,263
                                                               ---------              ---------              ---------

      Net Cash Provided by Operating Activities                  420,161                202,243                 97,192

INVESTING ACTIVITIES
 Investments in debt and equity securities
     Purchases                                                    (8,339)                (9,914)                  (948)
     Proceeds from maturities                                         --                  4,501                  5,417
 Contributions of capital to subsidiaries                             --                (70,352)               (21,505)
 Acquisitions                                                    (33,082)                (6,700)                    --
 Other, net                                                       (2,943)                (3,601)                25,143
                                                               ---------              ---------              ---------

     Net Cash Provided (Used) by Investing
       Activities                                                (44,364)               (86,066)                 8,107

FINANCING ACTIVITIES
 Cash dividends paid                                            (101,907)               (69,562)               (48,329)
 Net issuance of common stock for employee
   incentive plans                                                  (327)                 6,839                  2,923
 Purchase of treasury stock                                     (175,036)               (85,474)                (2,954)
 Redemption of preferred stock                                   (12,684)                    --                     --
 Principal payments on long-term debt                                 --                   (156)               (30,552)
 Net change in commercial paper                                    2,455                 (9,850)                 8,410
 Other, net                                                         (164)                    --                   (777)
                                                               ---------              ---------              ---------

     Net Cash Used by Financing Activities                      (287,663)              (158,203)               (71,279)
                                                               ---------              ---------              ---------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  88,134                (42,026)                34,020

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                    40,379                 82,405                 48,385
                                                               ---------              ---------              ---------

CASH AND CASH EQUIVALENTS AT END OF YEAR                       $ 128,513              $  40,379              $  82,405
                                                               =========              =========              =========

------------------------------------------------------------------------------------------------------------------------------------

                         INDEPENDENT AUDITORS' REPORT

 [KPMG LOGO]

       KPMG PEAT MARWICK LLP
       1010 Market Street     Telephone 314 444 1400     Telefax 314 444 1470
       St. Louis, MO 63101-2085

Shareholders and Board of Directors
Mercantile Bancorporation Inc.:

We have audited the accompanying supplemental consolidated balance sheets of Mercantile Bancorporation Inc. and subsidiaries as of December 31, 1996, 1995, and 1994, and the related supplemental consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits. The supplemental consolidated financial statements give retroactive effect to the merger of Mark Twain Bancshares, Inc. on April 25, 1997, which has been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. Generally accepted accounting principles prescribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the dates of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of Mercantile Bancorporation Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mercantile Bancorporation Inc. and subsidiaries as of December 31, 1996, 1995, and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.

                                                     /S/ KPMG PEAT MARWICK LLP

May 13, 1997

Note A to Supplemental Unaudited Interim Consolidated Financial Statements -- Basis of Presentation

     Effective April 25, 1997, Mercantile Bancorporation Inc. ("Corporation") acquired Mark Twain Bancshares, Inc. ("Mark Twain"), in a transaction accounted for as a pooling-of-interests. These Unaudited Supplemental Interim Consolidated Financial Statements restate the Corporation's historical interim consolidated financial statements as of and for the three-month periods ended March 31, 1997 and 1996 to reflect the Mark Twain transaction.

     The Unaudited Supplemental Interim Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
SUPPLEMENTAL INTERIM CONSOLIDATED FINANCIAL STATEMENTS
CONSOLIDATED STATEMENT OF INCOME
(THOUSANDS EXCEPT PER COMMON SHARE DATA)
                                                                   THREE MONTHS ENDED
                                                                       MARCH 31
                                                                  1997            1996
                                                                  ----            ----

        INTEREST INCOME
          Interest and fees on loans and leases                 $321,271        $301,389
          Investments in debt and equity securities
            Trading                                                1,164           1,290
            Taxable                                               66,764          68,643
            Tax-exempt                                             5,354           5,950
                                                                --------        --------
                 Total                                            73,282          75,883
          Due from banks--interest bearing                         1,236             836
          Federal funds sold and repurchase agreements             2,673           3,815
                                                                --------        --------
              Total Interest Income                              398,462         381,923

        INTEREST EXPENSE
          Interest bearing deposits                              149,045         151,224
          Foreign deposits                                         4,717           2,501
          Short-term borrowings                                   22,872          17,262
          Bank notes                                               2,540           3,972
          Long-term debt                                           7,327           6,426
                                                                --------        --------
              Total Interest Expense                             186,501         181,385
                                                                --------        --------

              NET INTEREST INCOME                                211,961         200,538
        PROVISION FOR POSSIBLE LOAN LOSSES<F1>                    18,443          34,149
                                                                --------        --------

              NET INTEREST INCOME AFTER PROVISION
                FOR POSSIBLE LOAN LOSSES                         193,518         166,389

        OTHER INCOME
          Trust                                                   22,801          21,059
          Service charges                                         22,798          21,214
          Credit card fees                                         5,399           1,561
          Securitization revenue                                   7,292           4,502
          Mortgage banking                                         2,778           3,168
          Investment banking and brokerage                         7,982           8,567
          Securities gains (losses)<F1>                            1,049          (2,722)
          Other                                                   18,001          12,446
                                                                --------        --------
              Total Other Income                                  88,100          69,795

        OTHER EXPENSE
          Salaries                                                78,140          73,728
          Employee benefits                                       19,582          18,532
          Net occupancy                                           12,712          11,956
          Equipment                                               13,816          12,472
          Intangible asset amortization                            4,379           2,822
          Other<F1>                                               36,966          84,186
                                                                --------        --------
              Total Other Expense                                165,595         203,696
                                                                --------        --------
              INCOME BEFORE INCOME TAXES                         116,023          32,488
        INCOME TAXES<F1>                                          41,028          15,403
                                                                --------        --------
              NET INCOME                                        $ 74,995        $ 17,085
                                                                ========        ========

        PER COMMON SHARE DATA

          Average shares outstanding                          76,574,752      78,483,581
          Net income<F2>                                        $    .98        $    .21
          Dividends declared                                         .43             .41

<F1> Includes the following nonrecurring acquisition charges:
              Provision for possible loan losses                $     --        $ 10,851
              Other income (securities losses)                        --          (3,082)
              Other expense                                           --          41,678
              Income tax benefit                                      --         (15,599)
                                                                --------        --------
                Impact on Net Income                            $     --        $(40,012)
                                                                ========        ========


<F2> Earnings per common share is calculated by dividing net income, less dividends on preferred stock, by weighted average common shares outstanding.

MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
SUPPLEMENTAL INTERIM CONSOLIDATED FINANCIAL STATEMENTS
CONSOLIDATED BALANCE SHEET
(THOUSANDS)
                                                                                       MARCH 31         MARCH 31
                                                                                         1997             1996
                                                                                        -------          -------
ASSETS
    Cash and due from banks                                                           $   941,549      $ 1,029,832
    Due from banks--interest bearing                                                      112,905           77,671
    Federal funds sold and repurchase agreements                                          200,011          242,849
    Investments in debt and equity securities
      Trading                                                                              65,934           85,797
      Available-for-sale (Amortized cost of $4,253,823
        and $4,750,945, respectively)                                                   4,246,090        4,767,514
      Held-to-maturity (Estimated fair value
        of $533,648 and $247,921, respectively)                                           534,994          249,190
                                                                                      -----------      -----------
          Total Investments in Debt and Equity Securities                               4,847,018        5,102,501
    Loans held-for-sale                                                                    62,857           88,416
    Loans and leases, net of unearned income                                           15,149,826       13,772,805
                                                                                      -----------      -----------
          Total Loans and Leases                                                       15,212,683       13,861,221
    Reserve for possible loan losses                                                     (231,496)        (242,806)
                                                                                      -----------      -----------
          Net Loans and Leases                                                         14,981,187       13,618,415
    Bank premises and equipment                                                           373,189          333,895
    Due from customers on acceptances                                                       2,954            6,458
    Intangible assets                                                                     198,142          123,733
    Other assets                                                                          421,346          397,634
                                                                                      -----------      -----------
          Total Assets                                                                $22,078,301      $20,932,988
                                                                                      ===========      ===========

LIABILITIES
    Deposits
      Non-interest bearing                                                            $ 2,896,268      $ 2,482,155
      Interest bearing                                                                 14,180,186       13,780,174
      Foreign                                                                             277,560          160,478
                                                                                      -----------      -----------
          Total Deposits                                                               17,354,014       16,422,807
    Federal funds purchased and repurchase agreements                                   1,675,864        1,475,982
    Other short-term borrowings                                                           197,905          223,025
    Bank notes                                                                            175,000          275,000
    Long-term debt                                                                        451,982          327,710
    Bank acceptances outstanding                                                            2,954            6,458
    Other liabilities                                                                     338,662          319,441
                                                                                      -----------      -----------
          Total Liabilities                                                            20,196,381       19,050,423

Commitments and contingent liabilities                                                         --               --

                                                                MARCH 31    MARCH 31
                                                                  1997        1996
                                                                --------    --------

SHAREHOLDERS' EQUITY
    Preferred stock--no par value
      Shares authorized                                           5,000       5,000
      Shares issued and outstanding                                  --          --            --               --
    Common stock--$5.00 par value
      Shares authorized                                         100,000     100,000
      Shares issued                                              79,392      78,576       396,963          392,884
    Capital surplus                                                                       233,384          232,363
    Retained earnings                                                                   1,435,417        1,254,409
    Valuation on available-for-sale securities                                             (2,593)           6,311
    Treasury stock, at cost                                       3,377          87      (181,251)          (3,402)
                                                                                      -----------      -----------
          Total Shareholders' Equity                                                    1,881,920        1,882,565
                                                                                      -----------      -----------
          Total Liabilities and Shareholders'
            Equity                                                                    $22,078,301      $20,932,988
                                                                                      ===========      ===========

MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
SUPPLEMENTAL INTERIM CONSOLIDATED FINANCIAL STATEMENTS
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
($ IN THOUSANDS)
                                                COMMON STOCK
                                           ----------------------                                                          TOTAL
                                           OUTSTANDING               PREFERRED     CAPITAL        RETAINED    TREASURY SHAREHOLDERS'
                                             SHARES       DOLLARS      STOCK       SURPLUS      EARNINGS<F*>   STOCK      EQUITY
                                           -----------    -------    ---------     -------      ------------  -------- ------------
BALANCE AT DECEMBER 31, 1995               77,877,085     $396,287    $ 12,153     $286,427    $1,281,183    $ (60,557)  $1,915,493
Net income                                                                                         17,085                    17,085
Common dividends declared:
    Mercantile Bancorporation Inc.
      --$.41 per share                                                                            (25,885)                  (25,885)
    Pooled companies prior to acquisition                                                          (5,066)                   (5,066)
Preferred dividends declared                                                                         (408)                     (408)
Redemption of preferred stock                                          (12,153)                      (531)                  (12,684)

Issuance of common stock in acquisitions
  of:
  Metro Savings Bank, F.S.B.                  197,902                                    57            14        8,983        9,054
  Security Bank of Conway, F.S.B.             321,964                                    75                     14,614       14,689
  First Sterling Bancorp, Inc.                521,417        2,607                    1,876        13,772                    18,255

Issuance of common stock for:
  Employee incentive plans                    103,533          486                     (302)                       276          460
  Convertible notes                           186,678          933                    2,182                                   3,115
Net fair value adjustment for
  available-for-sale securities                                                                   (19,444)                  (19,444)
Purchase of treasury stock                   (525,000)                                                         (23,825)     (23,825)
Reissuance and retirement of treasury
  stock                                                     (6,458)                 (50,708)                    57,166           --
Pre-merger transactions of pooled
  companies and other                        (194,239)        (971)                  (7,244)                       (59)      (8,274)
                                           ----------     --------    --------     --------   -----------    ---------   ----------

BALANCE AT MARCH 31, 1996                  78,489,340     $392,884    $     --     $232,363    $1,260,720    $  (3,402)  $1,882,565
                                           ==========     ========    ========     ========    ==========    =========   ==========

BALANCE AT DECEMBER 31, 1996               77,486,469     $396,072    $     --     $232,991    $1,400,789    $ (84,201)  $1,945,651
Net income                                                                                         74,995                    74,995
Common dividends declared:
  Mercantile Bancorporation Inc.
    --$.43 per share                                                                              (25,892)                  (25,892)
  Pooled companies prior to acquisition                                                            (5,895)                   (5,895)

Issuance of common stock in acquisition
  of Regional Bancshares, Inc.                600,417                                  (474)          361       28,813       28,700

Issuance of common stock for:
  Employee incentive plans                     99,247          200                     (532)                     2,596        2,264
  Convertible notes                             2,811           14                       33                                      47
Net fair value adjustment for
  available-for-sale securities                                                                   (11,812)                  (11,812)
Purchase of treasury stock                 (2,309,033)                                                        (129,029)    (129,029)
Pre-merger transactions of pooled
  companies and other                         135,533          677                    1,366           278          570        2,891
                                           ----------     --------    --------     --------    ----------    ---------   ----------

BALANCE AT MARCH 31, 1997                  76,015,444     $396,963    $     --     $233,384    $1,432,824    $(181,251)  $1,881,920
                                           ==========     ========    ========     ========    ==========    =========   ==========

<F*>Includes valuation on available-for-sale securities.


MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
SUPPLEMENTAL INTERIM CONSOLIDATED FINANCIAL STATEMENTS
CONSOLIDATED STATEMENT OF CASH FLOWS
(THOUSANDS)

                                                                                                 THREE MONTHS ENDED
                                                                                                      MARCH 31
                                                                                                1997            1996
                                                                                             ----------      ----------
        OPERATING ACTIVITIES
          Net income                                                                         $   74,995      $   17,085
          Adjustments to reconcile net income to net cash provided by operating activities
            Provision for possible loan losses                                                   18,443          34,149
            Depreciation and amortization                                                        12,020          11,068
            Provision for deferred income taxes                                                     719           8,905
            Net change in loans held-for-sale                                                     3,516           6,461
            Net change in accrued interest receivable                                             3,682           2,424
            Net change in accrued interest payable                                                1,330         (11,008)
            Other, net                                                                          (19,731)         48,321
                                                                                             ----------      ----------
              Net Cash Provided by Operating Activities                                          94,974         117,405

        INVESTING ACTIVITIES
          Investments in debt and equity securities, other than trading securities
            Purchases                                                                          (601,357)       (472,298)
            Proceeds from maturities                                                            464,866         317,043
            Proceeds from sales of available-for-sale securities                                167,779          95,610
          Net change in loans and leases                                                       (256,495)        (39,042)
          Purchases of loans and leases                                                         (33,686)            (16)
          Proceeds from sales of loans and leases                                                39,806          43,779
          Purchases of premises and equipment                                                   (14,534)        (15,717)
          Proceeds from sales of premises and equipment                                           1,444           2,714
          Proceeds from sales of foreclosed property                                              7,322           7,616
          Cash and cash equivalents from acquisitions, net of cash paid                          (8,132)         42,907
          Other, net                                                                             (3,899)            689
                                                                                             ----------      ----------
              Net Cash Used by Investing Activities                                            (236,886)        (16,715)

        FINANCING ACTIVITIES
          Net change in time certificates of deposit under $100,000                             (91,306)        (76,350)
          Net change in time certificates of deposit $100,000 and over                           87,832          57,366
          Net change in other time deposits                                                     (68,066)          6,748
          Net change in foreign deposits                                                         25,673         (48,692)
          Net change in other deposits                                                          (72,524)         25,009
          Net change in short-term borrowings                                                  (122,950)       (250,256)
          Issuance of bank notes                                                                     --          25,000
          Issuance of long-term debt                                                            150,000           1,500
          Principal payments on long-term debt                                                   (2,802)        (13,286)
          Cash dividends paid                                                                   (31,787)        (31,359)
          Net proceeds from issuance of common stock from employee
            incentive plans and pre-merger transactions of pooled
            companies                                                                             1,934          (9,133)
          Purchase of treasury stock                                                           (140,804)        (23,825)
          Redemption of preferred stock                                                              --         (12,684)
          Other, net                                                                              3,174           1,275
                                                                                             ----------      ----------
              Net Cash Used by Financing Activities                                            (261,626)       (348,687)
                                                                                             ----------      ----------
        DECREASE IN CASH AND CASH EQUIVALENTS                                                  (403,538)       (247,997)
        CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                      1,658,003       1,598,349
                                                                                             ----------      ----------
        CASH AND CASH EQUIVALENTS AT END OF PERIOD                                           $1,254,465      $1,350,352
                                                                                             ==========      ==========

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

             (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

                        Not Applicable

             (b)  PRO FORMA FINANCIAL INFORMATION:

                        Not Applicable

             (c)  EXHIBITS:

                  (23)  Consent of KPMG Peat Marwick LLP
                  (27)  Financial Data Schedule


                                  *  *  *

                                SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 13, 1997

                                 MERCANTILE BANCORPORATION INC.



                                 By:  /s/ Michael T. Normile
                                    ----------------------------------------
                                     Michael T. Normile
                                     Senior Vice President Finance and Control

                                                  EXHIBIT INDEX

Exhibit No.                                                  Description
-----------                                                  -----------

   (23)                             Consent of KPMG Peat Marwick LLP

   (27)                             Financial Data Schedule
